Exhibit 10.3(a)

LEASE AGREEMENT

WPT LAND 2 LP,

as Landlord

AND

23andMe, Inc.,

a Delaware corporation as
Tenant

AT

Workspace Cotton Center – Building 5

4415 Cotton Center Boulevard - Suite 100

Phoenix, Arizona 85040

LEASE AGREEMENT

i

THIS LEASE AGREEMENT dated March 1, 2019, is made by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”), and 23andMe, Inc., a Delaware corporation (“Tenant”).

For good and valuable consideration of the rents and covenants hereinafter set forth, the receipt and sufficiency of which are acknowledged, and the promises set forth herein, intending to be legally bound, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises (as defined below) upon the following terms and conditions. Accordingly, Landlord and Tenant agree as follows:

1.	Basic Lease Terms and Definitions.

(a)	Premises: Suite 100, consisting of 21,001 rentable square feet of space on the first floor, as shown on Exhibit “A”.

(b)	Building: Workspace Cotton Center Building 5, 4415 Cotton Center Boulevard, Phoenix, Maricopa County, Arizona 85040, consisting of 35,463 rentable square feet of space, being Tax Parcel No. 123-06-058.

(c)	Term: Eighty-eight (88) consecutive months commencing on the Commencement Date.

(d)	Commencement Date: The date Landlord delivers possession of the Premises to Tenant. If the Commencement Date occurs on a date other than the first day of a calendar month, there shall be added to the first Lease Year, the number of days comprising the remainder of the calendar month following the Commencement Date, and all annual increases in Minimum Annual Rent shall occur as of the anniversary of the first day of the first full month following the Commencement Date.

(e)	Expiration Date: The last day of the Term.

(f)	Minimum Annual Rent: Payable in monthly installments as follows:

	Dollar/Square
Lease Month	Foot per Year	Annual	Monthly
*1 - 16	$13.50	$283,514.00	$23,626.13
17- 28	$13.91	$292,019.00	$24,334.91
29 - 40	$14.32	$300,779.00	$25,064.96
41 - 52	$14.75	$309,803.00	$25,816.90
53 - 64	$15.19	$319,097.00	$26,591.41
65 - 76	$15.65	$328,670.00	$27,389.15
77 - 88	$16.12	$338,530.00	$28,210.83

* Except as set forth in the next succeeding sentence, Monthly Rent based on the Minimum Annual Rent but not Annual Operating Expense (as defined below), payments (or the Management Fee which is a part of Operating Expenses and shall be calculated as if such monthly Minimum Annual Rent is being paid in full) or Additional Taxes (as defined below) payments, shall be abated (the “Abatement”) for the first three (3) full calendar months following the Commencement Date. Should this Lease be terminated during the initial Term by Landlord as a result of an uncured Event of Default (as defined below) by Tenant under this Lease, Landlord shall be entitled to recover from Tenant (in addition to all other rights and remedies available to Landlord) such Abatement.

(g)	Annual Operating Expenses: Landlord’s good faith estimate of Annual Operating Expenses for 2019 is $4.60 per rentable square foot of space per year which amount excludes utilities and janitorial and trash removal expenses to be paid directly be Tenant as set forth in Section 7 below. Accordingly, from and after the Commencement Date, estimated Annual Operating Expenses shall be $92,004.60, payable in equal monthly installments of $7,667.05, subject to adjustment and reconciliation as provided in this Lease.

(h)	Tenant’s Share: 59.20%, obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building.

(i)	Use: General office, research and development laboratory, CLIA laboratory and life science production, warehousing, shipping and receiving, and uses incidental thereto.

(j)	Security Deposit: One Hundred Thousand Dollars ($100,000.00).

(k)	Addresses for Notices:

If to Landlord:
With a copy to:

c/o Workspace Property Trust
700 Dresher Road	McCausland Keen + Buckman
Suite 150	80 W. Lancaster Avenue
Horsham, PA 19044	4th Floor
Attention: Anthony A. Nichols, Jr.,	Devon, PA 19333
Senior Vice-President	Attention: Stephan K. Pahides, Esq.
E-mail: [***]	Email: [***]

If to Tenant:

23andMe, Inc.

899 W. Evelyn Avenue

Mountain View, CA 94041

Attn: Chief Legal and Regulatory Officer

Email: [***]

Phone: [***]

(l)	Brokers: Cushman + Wakefield, as Tenant’s broker, and CBRE, as Landlord’s broker.

(m)	Guarantor: Not Applicable.

(n)	Contents: The following are attached to and made a part of this Lease:

Exhibits:	“A” - Plan Showing Premises “B” - Building Rules
“C” – Payment Rider
“D” – Parking Area Plan
“E” - Tenant Estoppel Certificate Form
“F” –Tenant Improvement Plans and Specifications
“G”- Hazardous Materials List
“H”- Sign Plans and Specifications
“I”- Intentionally omitted

2.     Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas. Tenant accepts the Premises, Building and Common Areas in their “AS IS” “WHERE IS” condition, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Notwithstanding the above, Landlord agrees to perform Landlord’s Work (as defined herein) and to deliver the Premises to Tenant with all Building Systems (as defined herein) in good working order and repair. Landlord and Tenant stipulate and agree to the rentable square footages set forth in Sections 1(a) and (b) above for all purposes with respect to this Lease. Following the Commencement Date, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, subject to events beyond the reasonable control of Landlord and closures of the Premises permitted under this Lease. “Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable and without limitation, lobbies, public hallways, public restrooms, fire stairs, elevators, driveways, sidewalks, parking, loading areas, landscaped areas, mechanical and fan rooms, janitor closets, electrical and telephone closets, pipe and elevator shafts, vertical ducts, structural components of the Building excluding the Building Structure (as defined below), and all other general Building or Property components, facilities, and fixtures that serve or are available to more than one (1) tenant at the Property. “Land” means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building. “Property” means the Land, the Building, adjoining parking areas, sidewalks, driveways, landscaping and additional buildings situate thereon if applicable, and the Common Areas.

3.	Use.

(a)               Tenant shall occupy and use the Premises only for the Use specified in Section l above, and pursuant to the Building Rules (as defined hereunder). Without limited the generality of the foregoing, Tenant shall not use the Premises for any on-site retail sales. Tenant waives any implied warranty of Landlord that the Premises is suitable for Tenant’s intended commercial purpose or Tenant’s permitted Use or for any other purpose under any and all applicable zoning ordinances or regulations. Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere with any other Building occupant’s normal operations or with the management of the Building. Tenant may use all Common Areas only for their intended purposes. Subject to Tenant’s use of the Common Areas and the terms of this Lease, Landlord shall have exclusive control of all Common Areas at all times. “Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time. In the event of any conflict between the Building Rules and this Lease, this Lease shall control. Tenant shall be responsible, at its sole cost and expense, to obtain all required permits, approvals, zoning change or variance required by the City of Phoenix for Tenant’s Use including, without limitation, the operation of its business and the completion of Tenant’s Improvements (as defined below) and of any Alterations (as defined below) installed by or on behalf of Tenant to the Premises for the conduct of its business, but the failure of Tenant to obtain any or all such permits and approvals shall not affect the validity of this Lease. Tenant understands, agrees and acknowledges that neither Landlord nor its Agents have made any representation or warranty that Tenant’s intended Use is permitted under the City of Phoenix zoning ordinance applicable to the Property.

(b)               Tenant shall have the right, at Tenant’s sole risk and responsibility, and pursuant to the Building Rules, to use, on a non-exclusive basis in common with other tenants and visitors of the Building, forty-eight (48) unreserved, uncovered parking spaces on the Property and twelve (12) reserved canopy parking spaces (the “Covered Parking Spaces”) on the Property at the location, all as shown on Exhibit “D”, attached hereto and made a part hereof (the “Parking Area”). Tenant will have exclusive parking rights to the twelve (12) Covered Parking Space in the Parking Area identified as “Tenant’s Reserved Parking Area” as depicted on Exhibit “D”. Tenant will, upon request, promptly furnish to Landlord the license numbers of the cars operated by Tenant and its subtenants, invitees, concessionaires, licensees and their respective officers, agents and employees and which are expected to be parked at the Property from time to time. Notwithstanding the foregoing, Landlord is under no obligation to enforce Tenant’s parking rights granted hereunder and Landlord shall have no liability to Tenant for any unauthorized parking of any vehicles within the Parking Area. The Parking Area provided for herein is provided as a license solely for the accommodation of Tenant and other Building occupants or invitees, and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile Parking Areas, including adjoining streets, sidewalks and passageways, or the use thereof by Tenant or tenant’s employees, customers, agents, contractors or invitees. Tenant may not assign, transfer, sublease or otherwise alienate the use of the Parking Area without Landlord’s prior written consent except in connection with an assignment, transfer or sublease of this Lease approved by Landlord or permitted under Section 18(b) below. The Covered Parking Spaces shall be subject to a charge of Thirty-Five Dollars ($35.00) per Covered Parking Space per month during the Term, payable in same manner and time as Minimum Annual Rent. Landlord shall have the right to relocate all or any of the surface parking spaces of the Covered Parking Spaces to areas within reasonably close proximity to the Leased Premises. Any such relocation of the Covered Parking Spaces shall be at Landlord’s sole cost, and the relocated covered parking spaces shall be covered. Such relocated covered parking spaces may, but are not required to, be located within a structured parking facility. Landlord acknowledges that Tenant may be parking at the Property twenty-four hours a days, seven days a week, and such parking may include Tenant’s trucks.

(c)               Without the prior written consent of Landlord, and except as required under applicable Laws (as defined below) or regulatory agency rules (including those of the SEC), Tenant shall not Publicize (as defined hereunder) in any medium this Lease or the negotiations for, or the terms, conditions or provisions included in it, provided, however, that Tenant may announce the fact that this Lease has been signed and the size of the Premises. “Publicize” as used in the preceding sentence means public dissemination of information for marketing or promotional purposes, whether by press release, in printed or digital marketing materials, on a website, or otherwise. Landlord shall not have the right to use or Publicize any trademark, trade name, trade dress or any name, picture or logo which is commonly identified with Tenant, and shall have no right to use any rights in or to any such trademark, trade name, trade dress or any name, picture or logo of Tenant. Landlord may also: (i) include Tenant’s name in any description of this Lease in any offering materials related to the sale or other transfer of the Building; (ii) disclose the details of this Lease to prospective lenders, purchasers or other transferees of Landlord’s interest in the Property; (iii) photograph the Premises, which images may include Tenant’s trademark, trade name, trade dress or any name, picture or logo which is commonly identified with Tenant, for Landlord’s use in its website or printed promotional and marketing materials; and, (iv) publicize this Lease (without naming Tenant unless Tenant consents) after the Commencement Date. Any press release issued by either party regarding this Lease shall be subject to the prior approval of both parties, which approval shall not be unreasonably withheld, delayed or conditioned.

(d)               Landlord hereby discloses to Tenant that the Premises and Building are a portion of a larger development known as Cotton Center, and that Cotton Center consists of certain improvements for the benefit of all owners and occupants in Cotton Center, in accordance with, and under and subject to that certain Declaration of Covenants, Conditions, Easements and Restrictions dated December 24, 1998, recorded in Instrument No. 98-1169019, as amended from time-to-time (collectively, the “Cotton Center CC&Rs”). Pursuant to the Cotton Center CC&Rs, residents of Cotton Center are assessed association fees and other charges, which cover, among other items, repair and maintenance of improvements within Cotton Center, such as sidewalks, curbs, landscape areas, fountains and lighting and such charges are part of Tenant’s Share of Operating Expenses. This Lease is subject to all terms and conditions of such Cotton Center CC&Rs. Landlord acknowledges that Tenant’s proposed use of the Premises is for establishing a clinical testing laboratory. Laboratory will be licensed in accordance with Clinical Laboratory Improvement Act (CLIA). The principle specimen type will be non-infectious saliva and the testing performed will be genotyping DNA extracted from the specimen.

(e)               Landlord hereby discloses to Tenant that the Premises and Building are also part of a development known as Allred Cotton Center, within Cotton Center, and that Allred Cotton Center consists of certain improvements for the benefit of all owners and occupants in Allred Cotton Center, in accordance with, and under and subject to that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements dated November 3, 2000, recorded in Instrument No. 2000-0862293, as amended from time-to-time (collectively, the “Allred CC&Rs”). Pursuant to the Allred CC&Rs, residents of Allred Cotton Center are assessed association fees and other charges, which cover, among other items, repair and maintenance of improvements within Allred Cotton Center, such as sidewalks, curbs, landscape areas, fountains and lighting and such charges are part of Tenant’s Share of Operating Expenses. This Lease is subject to all terms and conditions of such Allred CC&Rs.

4.	Term; Option to Renew; Option of Early Termination; Possession.

(a)               The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the Commencement Date, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Term will commence on the date Landlord delivers possession of the Premises to Tenant in the condition required herein, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay) and the Monthly Rent due for any partial month shall be prorated on a per diem basis. Tenant acknowledges that neither Landlord nor its Agents (as defined below) have agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly set forth in Section 29 below. Within five (5) days after receipt of a request from Landlord, Tenant shall execute and deliver a certificate in form and substance reasonably required by Landlord confirming the Commencement Date and the Expiration Date, but the failure to do so shall not alter the terms of this Lease, and in such event, Landlord’s determination of such dates shall be deemed accepted. For purposes of this Lease, the term “Lease Year” means the period from the Commencement Date through the succeeding twelve (12) full calendar months (including for the first Lease Year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive twelve (12) month period thereafter during the Term, and any Renewal Term (as defined hereunder).

(b)               Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession of the Premises to Tenant due to the holdover of any existing tenant, other circumstances outside of Landlord’s reasonable control, any event of Force Majeure (as defined below), or any event or act by, or caused by Tenant or Tenant’s Agents (as defined below) (collectively, an “Excused Delay”), nor shall any delays affect the continuation or validity of this Lease. For purposes of this Lease, “Agents” of a party means such party’s employees, agents, servants, representatives, independent contractors, subcontractors, designees, licensees or invitees and in the case of Landlord only, shall include without limitation, Workspace Property Management, L.P., Workspace Property Trust, L.P., and any other associated or affiliated entity.

(c)               Provided that (i) there then exists no Event of Default by Tenant under this Lease, and (ii) Tenant, its Strategic Partners, and its Permitted Transferees (as such terms are defined below) occupy at least 50% of the Premises, Tenant shall have the right and option to extend the Term of this Lease for one (1) additional sixty (60) month period (the “Renewal Term”), commencing as of the date immediately following the Expiration Date on the same terms and conditions as are in effect on the last day of the Term except that no Abatement or Tenant Improvement Allowance shall be continued, and the Minimum Annual Rent shall be the FMV (as defined below), as determined by Landlord and Tenant using the standard set forth in Section 4(c)(ii) of this Lease (the “Renewal Option”).

(i)               The Renewal Option is exercisable by Tenant giving Landlord prior written notice of Tenant’s election to extend the Term (“Renewal Notice”), on or prior to the date which is twelve (12) months prior to the Expiration Date; it being agreed that time is of the essence with respect to the Renewal Notice. If and when the Renewal Term is in effect, all references to the Term of this Lease, shall be deemed to mean the Renewal Term. This Renewal Option is personal to Tenant and is non-transferable to any assignee, subtenant (regardless of whether any such assignment or sublease was made with or without Landlord’s consent) or other party, other than Permitted Transferee. Within thirty (30) days after Landlord receives notice of Tenant’s Renewal Notice, but in no event prior to the date that is more than twelve (12) months prior to the Expiration Date, Landlord will give notice to Tenant (the “Rent Notice”) of Landlord’s opinion of the FMV and comparing the FMV to the Minimum Annual Rent payable in the immediately preceding Lease Year. If Tenant does not respond to the Rent Notice within thirty (30) days after receiving it, Landlord’s opinion of the FMV shall be deemed accepted as the Minimum Annual Rent due for each Lease Year of the Renewal Term. If, during such thirty (30) day period, Tenant gives Landlord notice that Tenant contests Landlord’s determination of the FMV (an “Objection Notice”), which notice must contain therein Tenant’s opinion of the FMV, the parties may then negotiate to determine a FMV acceptable to both parties to arrive at a mutually agreeable Minimum Annual Rent for each Lease Year of the Renewal Term. When the parties come to an agreement, they will both execute an amendment to this Lease, establishing the Minimum Annual Rent for each Lease Year of such Renewal Term. Following the exercise of this Renewal Option, Tenant shall not have any further renewal rights. If, within twenty (20) days after Landlord’s receipt of the Objection Notice the parties have not signed such an amendment to this Lease, the parties agree to submit the determination of Minimum Annual Rent applicable to the Renewal Term to arbitration as set forth in Section 4(c)(iii) of this Lease below (the “Arbitration Election”).

(ii)               “FMV” shall mean, for the purposes of this Section 4(c)(ii), as of the date in question, the fair market value of the then current annual rental charge, including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Building, the office/laboratory park of which the Building is a part, and leases or agreements to lease then currently being negotiated or executed for comparable class A office/laboratory space located elsewhere in office/laboratory buildings located in the City of Phoenix, Arizona sub-market, for a term commencing on or about the Expiration Date. In determining FMV, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of the building, condition of the premises, economic strength of the tenant, pass-throughs paid by tenants, commissions payable in connection with the leasing, economic concessions (including free rent, tenant improvements being performed by landlords for tenants, or tenant improvement allowances being granted by landlords to tenants), then being granted by landlords to tenants and services provided by landlords. The value of any Tenant Improvements or Alterations installed by Tenant at its own expense and not using any of the Tenant Improvement Allowance shall not be taken into account in determining FMV.

(iii)               If the parties submit to the Arbitration Election, FMV shall be determined by impartial arbitrators, one (1) to be chosen by the Landlord, one (1) to be chosen by Tenant, and a third (3rd) to be selected, if necessary, as below provided. The unanimous written decision of the two (2) first chosen, without selection and participation of a third (3rd) arbitrator, or otherwise, the written decision of a majority of three (3) arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) business days following the Arbitration Election and, unless such two (2) arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Maricopa County or City of Phoenix Board of Realtors (or such organization as may succeed to said Maricopa or City of Phoenix County Board of Realtors) and request him/her to select an impartial third (3rd) arbitrator, who shall be an office/laboratory building owner, a real estate counselor or a broker familiar with similar types of office /laboratory space properties, to determine FMV as herein defined. Such third (3rd) arbitrator and the first two (2) chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. All arbitrators shall not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least five (5) years prior to appointment pursuant hereto. Landlord and Tenant shall bear the expense of the third (3rd) arbitrator (if any) equally. The arbitrators shall be real estate brokers with at least ten (10) years full-time commercial brokerage experience who are familiar with the FMV of first-class office/laboratory space in the Phoenix area. If the dispute between the parties as to a FMV has not been resolved before the commencement of Tenant’s obligation to pay Rent based upon such FMV, then Tenant shall pay Minimum Annual Rent and other charges under the Lease for the Premises based upon the FMV designated by Landlord until either the agreement of the parties as to the FMV, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Rent and other charges to Landlord, or Landlord shall refund any overpayment of Rent and other charges to Tenant.

(d)               Tenant shall have the one-time right and option (the “Termination Option”), exercisable by giving Landlord a minimum of twelve (12) months prior written notice thereof, to terminate this Lease as of the end of the thirty-sixth (36th) month after the Commencement Date, stating that Tenant is exercising its limited right of early termination (the “Early Termination Notice”), provided that (i) this Lease is then in effect, and (ii) no Event of Default has occurred and is continuing prior to such Early Termination Notice date. The date Tenant actually terminates this Lease shall be known as the “Early Termination Date”. This limited early termination right is personal to Tenant and is non-transferable to any assignee, subtenant (regardless of whether any such assignment or sublease was made with or without Landlord’s consent), or other party, other than a Permitted Transferee. Any assignment or sublease under this Lease then in effect shall likewise terminate on the Early Termination Date. At the time of providing such Early Termination Notice, and as a condition to such early termination, Tenant must concurrently deliver to Landlord payment in an amount equal to the aggregate of: (a) six (6) full month’s Minimum Annual Rent at the then current or applicable rental rate; and (b) the Unamortized Transaction Costs (as hereinafter defined) (the “Early Termination Payment”). Tenant shall pay all Rent under the Lease and abide by all of the terms and conditions of the Lease through and including such Early Termination Date. If the Early Termination Notice is not accompanied by such Early Termination Payment, the Early Termination Notice shall be deemed null and void and this Lease shall continue in full force and effect. The term “Unamortized Transaction Costs” shall mean: (1) the unamortized amount of the Tenant Improvement Allowance or any part thereof issued to Tenant; (2) the unamortized amount of commissions, if any, that shall have been paid or shall become payable to the Broker in connection with this Lease; (3) the unamortized amount of actual legal, engineering and other consultant fees that shall have been paid by Landlord in connection with this Lease; and (4) if applicable the unamortized amount of the Additional Tenant Allowance or any part thereof issued to Tenant. The term “unamortized amount” means the balance of the amount remaining on the Early Termination Date after amortizing the amounts in clauses (1), (2) and (3) of this Section 4(d), based upon an amortization term equal to the Term, using a hypothetical interest rate of 9.0% per annum, and the amounts in clause (3) of this Section 4(d), based upon an amortization term equal to the Term, using a hypothetical interest rate of eleven percent (11%) per annum, compounded monthly, with payments in arrears, on a level-payment, monthly payment, declining balance basis. Promptly following receipt of request from Tenant at any time during the Term, Landlord shall provide a calculation of the Early Termination Payment. Nothing herein contained shall afford Tenant the right to cure the failure to pay the Early Termination Payment, or to cure the failure to give the Early Termination Notice when and as provided under this Lease, and any failure of Tenant to make such payment or give such notice at the time set forth in this Section 4(d) shall render Tenant’s right to exercise the Termination Option void and of no further force and effect.

5.     Rent; Taxes. This is a “triple net” lease, and the Minimum Annual Rent payments due from Tenant do not include any Annual Operating Expenses, other additional Rent, or utilities and services, which amounts are Tenant’s responsibility as set forth herein. Notwithstanding the foregoing, Minimum Annual Rent does not include any applicable Arizona privilege, sales, excise, rental and other taxes (except income taxes) imposed now or hereafter imposed by any governmental authority upon the Minimum Annual Rent provided to be paid by Tenant to, or on behalf of, Landlord (collectively, “Additional Taxes”), which applicable Additional Taxes shall be considered additional Rent under this Lease and shall be paid by Tenant in addition to the above noted Minimum Annual Rent, together with each installment of Minimum Annual Rent payments, Operating Expenses (as defined hereunder) payments or other additional Rent payments made by Tenant. Accordingly, Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent, Annual Operating Expenses, Additional Taxes, and other additional Rent for the Term, in advance, on the first (1st) day of each calendar month during the Term (collectively, the “Monthly Rent”), to Landlord’s address set forth on the “Payment Rider” attached hereto as Exhibit “C” (unless Landlord designates otherwise) or if required by Landlord to an account selected by Landlord by direct payment, in which event Tenant shall execute and deliver a direct payment authorization within five (5) days after receipt of Landlord’s notice; provided that Monthly Rent for the fourth (4th) full month shall be paid at the signing of this Lease. If the Commencement Date is not the first (1st) day of the month, the monthly installment of Minimum Annual Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date, and the Abatement shall commence as of the first day of the first full calendar month following the Commencement Date. Tenant shall pay Landlord a service and handling charge equal to five percent (5%) of any Rent not paid within five (5) days after the date due, which amount shall be considered part of Tenant’s Rent obligation. In addition, any Rent, including such charge, not paid within five (5) days after the due date will bear interest at the at the rate of One and One-Half Percent (1½%) per month (the “Interest Rate”) from the date due to the date paid, which amount shall be considered part of Tenant’s Rent obligation. The payment of interest on such amounts will not extend the due date of any amount owed. Tenant shall pay before delinquent all taxes or other charges levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant’s business; (b) Tenant’s leasehold estate; or (c) Tenant’s property. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease. For purposes of this Lease, “Rent” means the Minimum Annual Rent, Annual Operating Expenses, Additional Taxes, and any other additional amounts of money payable by Tenant to Landlord under this Lease.

6.     Operating Expenses. The amount and percentage of the Annual Operating Expenses set forth in Section 1(g) and Section 1(h) above represents Tenant’s Share of the estimated Operating Expenses for the calendar year in which the Term commences, and includes the cost of utilities and services for the Common Areas, and the cost of water, and other utilities and services supplied to the Premises, except as set forth below but excludes the costs of electricity and other utilities and services that are separately metered to the Premises or which are Tenant’s responsibility, which shall be paid by Tenant directly to the utility or service provider(s) as set forth in Section 7 of this Lease, except as otherwise provided herein. As part of Landlord’s Work, Landlord shall cause a submeter to be installed for the electric service to the Premises, and Tenant shall timely pay all electric utility charges directly to Landlord. Landlord shall provide annually prior to January 1 of each calendar year a reasonable estimate of the Annual Operating Expenses due for such calendar year, and Tenant shall pay Tenant’s Share of such estimate in equal installments on a monthly basis as part of Rent. Landlord may adjust such amount from time to time if the estimated Annual Operating Expenses increase or decrease. Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses. By April 30th of each calendar year (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Property), Landlord shall provide Tenant with a statement of actual Operating Expenses representing Tenant’s Share for the preceding calendar year or part thereof. Within thirty (30) days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. If Tenant does not give Landlord notice within ninety (90) days after receiving Landlord’s statement that Tenant disagrees with the statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest the statement. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section 6 shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space. If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied.

(a)               “Operating Expenses” means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, and to the extent not otherwise payable by Tenant pursuant to this Lease, (i) the charges at standard retail rates for any services provided to Tenant and other occupants of the Building by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss (subject to the amortization of any permitted capital expenditures), (iii) Landlord’s cost to Maintain (as defined hereunder) the Property pursuant to Section 9 of this Lease, including without limitation, fire protection, trash collection, janitorial services pursuant to Section 7(b) below, water, sewer, heating, ventilation and air conditioning (“HVAC”) systems, roof maintenance, elevator maintenance, interior and exterior landscaping, snow and ice removal, and Common Area cleaning and exterminating, (iv) a non-reconcilable amount equal to the charges incurred by Landlord for personnel, vehicles, and supplies used or attributable to the Premises a fixed amount of Eighteen Cents ($0.18) per rentable square foot of the Premises per year, (v) all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property pursuant to Section 5 of this Lease, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest in the Property, (vi) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements (a) required by any Laws coming into effect after the Commencement Date, (b) made for the purpose of reducing Operating Expenses, or (c) made for the purpose of directly enhancing the safety of tenants in the Building, and (vii) a management and administrative fee equal to five percent (5%) of gross rents (i.e. Minimum Annual Rent, Annual Operating Expenses, Additional Taxes and any additional Rent other than the management fee) from the Property.

(b)               The foregoing notwithstanding, Operating Expenses will not include: (i) depreciation on the Building, (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any Mortgage (as defined hereunder), or rental under any ground or underlying lease, (iii) leasing commissions, advertising expenses, tenant improvements or allowances, or other costs directly related to the leasing of the Property, (iv) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above, (v) any bad debt loss, rent loss, or reserves for bad debt or rent loss or future expenses; (vi) costs associated with operation of the business of the ownership of the Building or entity that constitutes Landlord or Landlord’s property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord’s interest in the Building; and disputes between Landlord and Landlord’s property manager; (vii) costs of services or other benefits of a type that are not available to Tenant but that are available to other tenants or occupants of the Building, and costs for which Landlord is reimbursed including reimbursements by other tenants or occupants of the Building other than through payment of tenants’ shares of Operating Expenses; and (viii) fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market;. If Landlord elects to prepay real estate taxes during any discount period, Tenant shall be entitled to the benefit of any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.

(c)               If Tenant provides written notice to Landlord within the ninety (90) day period following delivery of the annual reconciliation statement that Tenant disagrees with such statement for Operating Expenses, and specifies the items and amounts in dispute, Tenant shall, (i) pending the resolution of such dispute, nonetheless pay all of Tenant’s Share of Annual Operating Expenses in accordance with the statement furnished by Landlord, and Tenant shall have the right, at its sole cost and expense, to examine Landlord’s books and records relating to the determination of Operating Expenses for such calendar year, and commence and diligently complete an audit of such charges (an “Audit”); provided, however, that (1) Tenant shall give Landlord a minimum of five (5) business days’ prior written notice of its intent to exercise such right, (2) the inspection may not take place outside of normal business hours at Landlord’s corporate offices, at Tenant’s sole cost, (3) Tenant shall use reasonable efforts to not interfere with Landlord’s normal business activities, taking into account the workload of Landlord’s employees involved in responding to the Audit request; and (4) an Event of Default under this Lease has not occurred and is then continuing. The Audit of Landlord’s records may be conducted by Tenant’s accounting staff or only a certified public accountant, subject to Landlord’s approval, which approval shall not be unreasonably withheld. Any accounting firm selected by Tenant in connection with the Audit (a) shall be a reputable independent nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office /laboratory buildings; (b) shall not already be providing accounting and/or lease administration service to Tenant and shall not have provided accounting and/or lease administration service to Tenant in the past three (3) years; (c) shall not be retained by Tenant on a contingency fee basis (i.e. Tenant must be billed based on the actual time and materials that are incurred by the accounting firm in the performance of the Audit, and a statement signed by an officer of Tenant confirming such agreement between Tenant and auditor, shall be provided to Landlord prior to the commencement of the Audit); and (d) at Landlord’s option, both Tenant and its agent shall be required to execute a commercially reasonable confidentially agreement prepared by Landlord. The foregoing Audit shall be completed, and the results delivered to Landlord, within ninety (90) days after the date Tenant delivers its Audit notice (subject to delay due to any event caused by or inaction of Landlord or Landlord’s Agents), or Tenant shall be deemed to have waived the right to contest the statement. Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Audit. In the event Tenant timely completes its Audit and it reveals an overpayment by Tenant of Tenant’s Share of Annual Operating Expenses (an “Overcharge”), and Landlord in good faith agrees with such determination, the amount due Tenant (if any) shall be credited against no more than fifty percent (50%) of Tenant’s monthly Minimum Annual Rent next coming due for each month following the determination of such Overcharge until such time as Tenant is reimbursed in full, and if the Audit reveals that Tenant was undercharged during any given year (an “Undercharge”), Tenant shall promptly pay to Landlord the amount of such Undercharge. Landlord shall additionally reimburse Tenant in the event of an Overcharge of greater than five percent (5%), and Tenant shall additionally reimburse Landlord, in the event of an Undercharge of greater than five percent (5%), for the out of pocket costs incurred in connection with such Audit in an amount not to exceed Five Thousand Dollars ($5,000). If the parties are unable to resolve the dispute within thirty (30) days after completion of Tenant’s Audit, then, at Tenant’s request, a certified public accounting firm selected by Landlord and subject to requirements (a), (b), and (c) above as to Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Operating Expenses (the “Neutral Audit”). The parties shall split all costs and expenses of the Neutral Audit unless the final determination in such Neutral Audit is that Landlord Overcharged Tenant for Tenant’s Share of Operating Expenses in the statement for the year being audited by more than five percent (5%) in which case Landlord shall pay all costs and expenses of the Neutral Audit in an amount not to exceed Five Thousand Dollars ($5,000). In any event, Landlord will reimburse or provide a credit for any Overcharge of Operating Expenses and Tenant shall pay to Landlord any Undercharge of Operating Expenses.

(d)              The parties agree that Tenant’s Share reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Tenant (including, if applicable, an allocable share of all Common Areas) as the numerator, as compared with the total number of gross square feet of the entire Building (or additional buildings that are or may be constructed within the Property), as the denominator, measured outside wall to outside wall, but excluding therefrom any storage areas. Notwithstanding anything to the contrary set forth in this Section 8, with respect to water only, Tenant’s share of charges for water shall be 100% until such time as another tenant occupies any portion of the Building. Landlord shall have the right to make changes or revisions in the Common Areas of the Building or the Land so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings in the Property for such purposes as Landlord may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Property shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in Section 6(b) above is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and the Tenant’s Share for such service and/or utility shall be separately computed, and the Annual Operating Expenses for such item shall not include any charges attributable to said square footage.

7.	Utilities; Services.

(a)               With the exception of Tenant’s Share of any utilities and services expressly included as part of the Operating Expenses in Section 6(b) above, Tenant shall directly pay for electricity, power, telephone, internet and other communication services and any other utilities or services supplied to the Premises commencing on the Commencement Date. Except to the extent Landlord elects to provide any such services and invoice Tenant for the cost or include the cost in Operating Expenses, Tenant shall obtain such service in its own name and timely pay all charges directly to the provider(s). As part of Landlord’s Work, Landlord shall either install a separate dedicated electricity meter, or install a submeter allocated between various occupants of the Building to measure Tenant electricity usage at the Premises. If such submeter is utilized, the cost of such actual measured amount shall be billed by Landlord directly to Tenant as a charge separate and distinct from Tenant’s Share of Operating Expenses. If such separate dedicated meter is installed, Tenant shall pay all charges incurred directly to the applicable utility service provider. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of, or constitute a Landlord default under, this Lease. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed by Tenant in a manner approved by Landlord. If because of Tenant’s density, use, equipment or other Tenant circumstances, Tenant’s consumption of any utility or other service included as part of Landlord’s Operating Expenses or demands on the Building Systems (as defined hereunder) are excessive when compared with other occupants of the Property, or cause extraordinary maintenance and repair issues beyond those customarily and routinely incurred by Landlord to operate the Building Systems, Landlord may install supplemental equipment and meters at Tenant’s expense, and may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant’s excessive consumption or use, or such additional equipment, as reasonably determined by Landlord. Landlord shall have the option, at any time during the Term or extension thereof, to exclude any utility service from Operating Expenses, in which case, Landlord may either: (i) provide any such services and invoice Tenant for the cost; or (ii) require Tenant to obtain service in its own name and timely pay all charges directly to the provider.

(b)              Landlord will furnish the following services for the normal use and occupancy of the Premises for Tenant’s Use, the costs of which are included as part of Operating Expenses: (i) electricity, or normal lighting of Common Areas; (ii) HVAC; (iii) water, (iv) sanitary sewer, (v) Common Area janitorial and litter removal, and (vi) such other services Landlord reasonably determines are appropriate or necessary, all in a manner comparable to that of similar buildings in the area. If Tenant requests, and if Landlord is able to furnish services in addition to those identified above, Tenant shall pay Landlord’s reasonable charge for such supplemental services. Tenant acknowledges that Landlord has no obligation to provide any additional services in or about the Premises or the Building, its parking or access areas, or in or about the Land.

(c)               Landlord shall have no obligation to provide surveillance or security systems in or about the Premises or the Building, the Parking Area, or access areas, or in or about the Land, and Landlord shall have no liability and Tenant hereby waives all claims in connection with the decision whether or not to provide such services, or the failure of any security personnel, mechanical surveillance or other security or surveillance measures to prevent the occurrence of any theft, vandalism or any other criminal or like causes (or the failure to apprehend the perpetrators of such acts), whether provided by Tenant or Landlord. Subject to the provisions of Section 8(f) below, Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any of Tenant’s or Tenant’s Agent’s employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant. Tenant shall have the right, at its sole cost and expense and only after providing written notice to Landlord, to install, maintain, operate, repair, update and replace its own security system on the Premises, including without limitation, card access readers, and interior and exterior cameras (collectively, the “Security System”), subject to Landlord’s approval of the location and installation methods of such Security System, not to be unreasonably withheld. Any such installation of Tenant’s Security System shall be an Alteration (as defined hereunder) and shall be subject to all applicable provisions of Sections 12 and 13 of this Lease. Tenant shall provide to Landlord card access readers, keys or combinations, as the case may be, to permit Landlord to access all part of the Premises, subject to the terms of this Lease and Tenant’s security, safety, and clean-room procedures. Upon the expiration or earlier termination of this Lease, Landlord, at its option, may either require Tenant to leave the Security System in place, in good working order, and transfer ownership thereof to Landlord, or remove the Security System and repair any damage resulting therefrom (which determination by Landlord shall be made and delivered to Tenant at the same time as the approval of Tenant’s Security System).

(d)              Tenant, at Tenant’s sole cost and expense, shall have the right to install one 600 k.w. generator, together with one generator pad and a sound attenuation house (not to exceed 480 contiguous useable square feet of ground area and 11’4” feet in height), reasonably necessary for Tenant’s business operations in the Premises for emergency, electrical back-up purposes, including one above-ground diesel fuel tank with a capacity of up to 350 gallons, a conduit (no greater than six inches (6”) in diameter) and wires running within the said conduit to connect the generator to Tenant’s equipment in the Building, a muffler with a sound/noise level not to exceed sixty (60) decibels of a distance of not more than twenty (20) feet from the equipment (the sixty (60) decibels maximum sound level applies to all equipment noise, including HVAC), and all related equipment and apparatus (the “Generator”), strictly under and subject to the following conditions:

(i)              Before beginning the installation of the Generator, which Tenant shall perform in a good and workmanlike manner and in compliance with the following standards, Tenant shall first obtain Landlord’s written approval, not to be unreasonably withheld, and in connection therewith Tenant shall provide to Landlord final plans and specifications prepared by an engineer approved by Landlord and setting forth in detail the design, location, size, method of installation, screening and all related equipment and apparatus for Landlord’s review and written approval, together with evidence reasonably satisfactory to Landlord that all Laws and industry standards have been satisfied. Landlord’s approval shall not constitute a representation or warranty by Landlord that Tenant’s plans and specifications comply with any Laws or industry standards as such compliance shall be the sole responsibility of Tenant. Landlord, at Landlord’s sole and reasonable discretion, shall determine the type of screening required to be maintained around the generator and the places and method of penetrating the exterior of the Building to connect the Generator to the Premises, at Tenant’s sole cost and expense;

(ii)              At least three (3) business days prior to the Generator installation, Tenant shall notify Landlord of the date and time of the installation and such installation shall be fully coordinated with Landlord. Such installation shall not damage the Building or materially interfere with the use of any portion of the Building during Normal Business Hours while such installation is taking place;

(iii)              Tenant shall have the obligation to perform and shall pay all costs and expenses in connection with, arising out of, or related to the Generator including without limitation the installation, use, operation, insurance, maintenance, repair, tangible personal property taxes, and, to the extent necessary and appropriate, replacement, as may be needed to keep the Generator in a safe, good, orderly condition and repair. In connection with the Generator, Tenant shall reimburse Landlord for the reasonable costs and expenses of Landlord’s consultants, architects, engineers, contractors and attorneys upon invoice;

(iv)              Tenant shall properly fuel and immediately notify Landlord verbally and in writing and remove from the area and otherwise remediate any spills or other leaks of fluid from the Generator or otherwise connected therewith and shall otherwise comply with all Environmental Laws (as defined hereunder), industry standards and Building Rules, as reasonably imposed by Landlord. All testing of the Generator shall be performed after Normal Business Hours and in accordance with a schedule to be submitted in advance to and approved in writing by Landlord. Landlord shall have the right, during the Term, to relocate the Generator, at Landlord’s sole cost and expense. Landlord shall have the right, during the Term, to require Tenant to modify the Generator sound attenuation housing and exhaust system if, in Landlord’s reasonable discretion, noise or exhaust fumes are interfering with other tenants and occupants in the Building or the Property;

(v)              During the Term, the Generator shall remain the personal property of Tenant, but at the expiration or earlier termination of this Lease, the Generator shall become the sole and exclusive property of Landlord without any payment to Tenant, subject to the provisions of Section 21(a) below; and,

(vi)              All applicable terms and conditions of this Lease shall apply to the Generator, except that the Generator area shall not be included within the rentable area calculation of the Premises.

(e)               Landlord manages the roof access from the Building and Tenant shall abide by Landlord’s roof access procedures, as set forth in this Section 7(e). Tenant shall have the right to install, maintain, and repair a satellite business terminal system and its components for Tenant’s business operations (hereinafter the “Satellite System”), consisting of an outdoor satellite antenna and electronic unit on the roof of the Building, indoor electronics unit within the Premises and IFL or other signal cables under a non-exclusive license from Landlord, under and subject to the following conditions: (i) Tenant shall comply with all Laws and industry standards with respect to the Satellite System; (ii) Tenant shall obtain Landlord’s prior approval of the Satellite System for aesthetics, sound consideration and of the location of the Satellite System on the roof of the Building and all roof penetrations required for the installation of the Satellite System, which approval shall not be unreasonably conditioned, withheld, or delayed; (iii) if Landlord approves installation of the Satellite System on the roof of the Building, Tenant agrees to consult with Landlord’s roofing contractor prior to installation and strictly to comply with the roofing contractor’s recommendations and requirements; and (iv) Tenant shall pay all costs incurred by Landlord in connection with the Satellite System including, without limitation, all architectural, engineering, contractors’ and legal fees, any charges incurred by Landlord’s roofing contractor and other consultants, and any and all damage, repairs and restoration resulting from the installation, operation, maintenance, repair, replacement, relocation and removal of the Satellite System. Access to the roof of the Building shall be restricted by Landlord at all times. Accordingly, Tenant shall notify Landlord at least three (3) business days prior to the installation of the Satellite System and Tenant, utilizing Landlord’s roofing contractor, shall install the Satellite System only if Landlord, its agent, or its roofing contractor is present. Tenant shall maintain the Satellite System in a safe, good, and orderly condition. The installation, maintenance, repair, and removal of the Satellite System shall be performed by Landlord’s roofing contractor at Tenant’s sole cost and expense in a manner which will not impair the integrity of, damage, or adversely affect the warranty applicable to, the roof or any other portion of the Building. The Satellite System shall not cause interference with any other existing telecommunications systems of Landlord or other tenants or occupants of the Building. The Satellite System shall be used solely by Tenant in the ordinary course of its business for its Use, and Tenant shall not allow any parties other than Tenant, its contractors, sublessees, licensees, and invitees within the Premises to use the Satellite System. If any work to the Building or the Property by Landlord or its contractors necessitates removing or relocating the Satellite System or any Satellite System components, Landlord shall, at Landlord’s sole cost and expense, remove and reinstall or relocate same to a new location designated by Landlord, as applicable. Tenant hereby waives all claims for recovery against Landlord for any and all loss or damage which may be inflicted upon the Satellite System and its operation by Landlord or its Agents or other tenants in the Building or from any other cause. Landlord shall not be responsible or liable for any interruption in connection with the Satellite System, nor shall such interruption affect the continuation or validity of this Lease. Tenant shall retain ownership of the Satellite System. Accordingly, no later than the expiration or earlier termination of this Lease, at Tenant’s sole expense, Tenant, utilizing Landlord’s roofing contractor, shall remove the Satellite System and repair any resulting damage, ordinary wear and tear, damage by casualty, and repairs that are Landlord’s responsibility excepted, all in accordance with the terms of Section 12 below.

8.	Insurance; Waivers; Indemnification.

(a)               Landlord will at all times during the Term carry a policy of insurance which insures the Building, including the Premises, if any, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy); provided, however, that Landlord will not be responsible for, and will not be obligated to insure against, any loss of or damage to any personal property or trade fixtures of Tenant or any alterations which Tenant may make to the Premises or any loss suffered by Tenant due to business interruption. All insurance maintained by Landlord pursuant to this Section 8 may be effected by blanket insurance policies.

(b)              Prior to Tenant’s entry onto the Premises, Tenant will obtain and have and thereafter keep in full force and effect at all times until the expiration of the Term of this Lease, insurance coverage as follows:

(i)              Commercial general liability insurance policy on an ISO CG 00 01 form, on an occurrence basis, providing coverage for claims for bodily injury, personal injury and property damage occurring on, in or about the Premises with a per occurrence/per offense limit of at least Three Million and 00/100 Dollars ($3,000,000.00) with no deductible or self-insured retention unless specifically approved by Landlord. Defense costs shall be in addition to the policy limits. Such insurance shall provide coverage for all of Tenant’s operations and shall include contractual liability coverage, including coverage applicable to the Tenant’s indemnity requirements herein, and shall include an endorsement naming Landlord, Workspace Property Management, L.P., Workspace Property Trust, L.P. and each of their respective directors, officers, shareholders, members, employees, associated and affiliated entities, ground lessors, any Mortgagees(s) (as defined hereunder), and any other party as designated by Landlord (hereinafter “Landlord Additional Insureds”) as additional insureds on a primary and non-contributory basis for all liability, claims, costs, damages, and expenses arising out or resulting from Tenant’s acts, omissions, operations, occupancy, use, control, and/or tenancy of the Premises. This insurance may be effected by a combination of a primary general liability policy and an excess liability policy provided the limit of the primary general liability policy is not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence and the excess liability policy follows form. Any aggregate under the policy(ies) shall apply separately to the Premises. Such policy(ies) shall include a severability of interest condition or clause providing coverage to each insured as if such insured was the only insured under the policy.

(ii)              Workers’ compensation insurance in statutory amounts and in accordance with the laws of the state in which the Premises are located and employers’ liability insurance with limits not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) bodily injury by accident and bodily injury by disease. Such insurance shall cover all individuals employed at or retained on behalf of Tenant with respect to the Premises. Such insurance shall include a waiver of subrogation against Landlord Additional Insureds.

(iii)              All risk property insurance upon property of every description and kind owned by Tenant and/or under Tenant’s care, custody or control and/or for which Tenant is responsible located at the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant. Such insurance shall be in an amount equal to the full replacement cost thereof. Such policy shall also include coverage for business interruption and extra expense in an amount and with coverage adequate to indemnify Tenant for its loss of business and costs of operations for a period of at least twelve (12) months. The deductible under such policy shall not exceed Five Thousand and 00/100 Dollars ($5,000.00) unless specifically approved by Landlord.

(iv)              Environmental liability insurance covering the Generator and all other operations in the Premises with limits of not less than $2,000,000.00 combined single limit.

(v)              Insurance for such other hazards and in such amounts as Landlord may reasonably require and as at the time are commonly insured against with respect to property similar in character, general location and use and occupancy to the Premises or as required by any Mortgagee in amounts reasonably determined by Landlord. If, by reason of changed economic conditions, the insurance amounts referred to in this Section 8(b) become inadequate, Tenant agrees to increase the amounts of such insurance at its next renewal date upon Landlord’s reasonable request. If the forms of policies, endorsements, certificates, or evidence of insurance required by this Section 8(b) are superseded or discontinued, Landlord may require other equivalent or better forms.

All of Tenant’s insurance policies shall be issued by insurers authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A-VIII in the most current edition of Best’s Insurance Reports, shall be in a form and with terms and conditions acceptable to Landlord, all property insurance policies shall include a waiver of subrogation against Landlord Additional Insureds, to the extent permitted by law, and, if commercially available, shall provide an undertaking by the insurers to provide at least thirty (30) days prior written notice to Landlord and Landlord’s Mortgagee prior to any material change, reduction in coverage or cancellation of any of the insurance policies required herein (ten (10) days in the event of non-payment of premium). Tenant shall deliver to Landlord, within five (5) days after the date of this Lease or any earlier date on which Tenant accesses the Premises, and at least five (5) days prior to the date of each policy renewal, a certificate of insurance, in a form acceptable to Landlord, evidencing such coverage and including all policy forms and endorsements requested by Landlord. Tenant shall provide complete copies of its insurance policies to Landlord within fifteen (15) days of Landlord’s request. It is understood and agreed that Tenant’s insurance policies shall be primary to any separate coverage carried by any Landlord Additional Insured. Any other insurance carried by Landlord Additional Insureds shall be excess of and non-contributory with Tenant’s insurance. The minimum limits of Tenant’s liability insurance and other requirements designated in this Section 8 shall in no way limit or diminish Tenant’s liability including Tenant’s indemnification obligations under this Lease. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in this Section 8(b) have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from certificates or evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance.

Tenant’s insurance obligations set forth herein shall continue in effect throughout the Term and after the Term as long as Tenant, or anyone claiming by, through or under Tenant, occupies all or any part of the Premises.

(c)               Tenant will not do or allow anything to be done on the Premises which will increase the rate of insurance on the Building from that of a general office/laboratory building. If any use of the Premises by Tenant results in an increase in the insurance rate(s) for the Building, Tenant will pay Landlord, as additional Rent, within thirty (30) days after being billed, any resulting increase in premiums irrespective of whether Landlord shall have consented to Tenant’s act. If Tenant installs, or causes the installation of, any electrical equipment which overloads the electrical lines, Tenant shall, at its own expense, make all changes to its Premises and install any fire extinguishing equipment and/or other safeguards that Landlord’s insurance underwriters or applicable fire, safety and building codes and regulations may require. Nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading.

(d)              Tenant’s insurance may be maintained through blanket policies of insurance with Tenant and Tenant’s affiliates provided such policies provide coverage at least as broad and with limits for this location not less than a separate policy, for this location only, would provide. In the event Tenant has a net worth of not less than $200,000,000 and Tenant provides financial records documenting same, in a format acceptable to Landlord, and at all times as requested by Landlord, Tenant shall be permitted to self-insure for the general liability and property insurance required herein, up to a limit agreed to by Landlord, provided all of the following terms are met: (a) Tenant shall have the same obligations, duties, and responsibilities to all of the Landlord Additional Insureds as would an insurance company to its insureds if the insurance required herein was maintained by Tenant on a first dollar (no deductible or self-insured retention) basis, including, but not limited to, the obligation and duty to defend and indemnify all of the Landlord Additional Insureds and the duty of fair claims handling practices; (b) Tenant agrees that such self-insurance shall be the primary insurance coverage for any occurrence or event arising out of, occurring, or resulting from Tenant’s operations or use or occupancy of the Premises and shall be deemed insurance for purposes of any other insurance maintained directly by all of the Landlord Additional Insureds; (c) Tenant agrees that any insurance maintained by all of the Landlord Additional Insureds shall be in excess of and non-contributory with Tenant’s self-insurance; (d) Tenant waives all claims and its rights of recovery against all of the Landlord Additional Insureds to the same extent as the waiver of subrogation in the insurance policy, if maintained on a first dollar basis, would have applied; (e) Tenant maintains appropriate loss reserves which are actuarially derived in accordance with accepted standards of the insurance industry and accrued (i.e. charged against earnings) or otherwise funded; (f) Tenant shall pay any amounts due in lieu of insurance proceeds because of any self-insurance or retentions, which amounts shall be treated as insurance proceeds for all purposes under this Lease; and (g) all amounts which Tenant pays or is required to pay and all loss or damages resulting from risks for which Tenant has elected to self-insure or have self-insured retentions, shall not limit Tenant’s indemnification obligations under this Lease.

(e)            Notwithstanding anything to the contrary set forth in this Lease, Tenant shall waive and release Landlord Additional Insureds for any loss or damage to the property, and any resulting loss of use of such property, arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of any of the Landlord Additional Insured or their respective Agents. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall waive and release Tenant for any loss or damage to its property arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant’s property within or at the Property and any resulting loss of use or business interruption, including, but not limited to, any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause. Landlord and Tenant acknowledge that the insurance requirements of this Lease reflect their mutual recognition and agreement that each party will look to its own insurance and that each can best insure against loss to its property and business no matter what the cause.

(f)             Subject to subsection 8(e) above, and except to the extent caused by the active negligence or willful misconduct of any of the Landlord Additional Insureds or their Agents, Tenant will indemnify, defend, and hold harmless such Landlord Additional Insureds and their Agents from and against any and all claims, actions, damages, proceedings, costs, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by any of the Landlord Additional Insureds or their Agents and arising out of or in connection with loss of life, personal injury or damage to property (i)   in or about the Premises during the Term or (ii) arising out of the occupancy or use of the Property by Tenant or its Agents, whether in contract or tort, occasioned wholly or in part by any active negligence or willful misconduct of Tenant or its Agents, whether prior to, during or after the Term. Tenant’s obligations pursuant to this subsection 8(f) shall survive the expiration or termination of this Lease with respect to occurrences during the Term. In case any action or proceeding be brought against any of the Landlord Additional Insureds or their Agents by reason of any such claim, Tenant, upon notice from any of the Landlord Additional Insureds or their Agents, will, at Tenant’s expense, resist and defend such action or proceeding with counsel acceptable to such Landlord Additional Insureds and their Agents.

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(g)            Subject to subsection 8(e) above, and except to the extent caused by the active negligence or willful misconduct of any of the Tenant or its Agents, Landlord will indemnify, defend, and hold harmless such Tenant and its Agents from and against any and all claims, actions, damages, proceedings, costs, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Tenant or its Agents and arising out of or in connection with loss of life, personal injury or damage to property, whether in contract or tort, occasioned wholly or in part by any active negligence or willful misconduct of any Landlord Additional Insured or their Agents, whether prior to, during or after the Term. Landlord’s obligations pursuant to this subsection 8(g) shall survive the expiration or termination of this Lease with respect to occurrences during the Term. In case any action or proceeding be brought against Tenant or its Agents by reason of any such claim, Landlord , upon notice from Tenant or its Agents, will, at Tenant’s expense, resist and defend such action or proceeding with counsel acceptable to Tenant or its their Agents.

9.   Maintenance and Repairs.

(a)            Landlord shall Maintain the Building footings, foundation, structural steel columns and girders (the “Building Structure”) at Landlord’s sole expense. Subject to reimbursement as an Operating Expense, Landlord shall Maintain: (i) the exterior utility lines and facilities to the point of connection to/distribution within the Building (unless maintained by the applicable utility company); (ii) the Building (including the roof but excluding the Building Structure), including the Premises (except to the extent of Tenant’s obligations set forth in Section 9(b) hereof); (iii) the Building Systems; (iv) the Common Areas; and, (v) any other improvements owned by Landlord located on the Property. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, replace or maintain, Tenant shall promptly notify Landlord of such condition. Moreover, regardless of who bears responsibility for any repair, replacement or maintenance, Tenant shall immediately notify Landlord if Tenant becomes aware of any areas of water intrusion or mold growth in or about the Premises. The cost of repairs to the Common Areas will be included as an Operating Expenses, except where the repair has been made necessary by misuse or neglect by Tenant or Tenant’s Agents, in which event Landlord will nevertheless make the repair but Tenant will pay to Landlord, as additional Rent, upon demand, the cost incurred by Landlord to complete such repairs. “Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good working order or condition. Maintenance also includes utilizing such building-performance assessment tools and energy-optimizing practices that Landlord in its discretion reasonably deems necessary and appropriate for planning, designing, installing, testing, operating and maintaining the Building Systems and Common Areas in an energy efficient manner and providing a safe and comfortable work environment, with a view toward achieving improved overall Building performance and minimizing the Building’s impact on the environment. “Building Systems” means any electrical, mechanical, structural, plumbing, HVAC, sprinkler, life safety or security systems serving the Building. Notwithstanding anything to the contrary set forth in this Section 9(a), if any part of the Building’s roof or structure or any Building Systems requires repair or replacement during the eighteen (18) months commencing on the Commencement Date, Landlord shall cause such repair or replacement to be made at its cost and expense and not as an Operating Expense. Landlord may engage a HVAC service contractor at Landlord’s sole discretion, to perform routine maintenance of all Building HVAC units, including those serving the Premises, the cost of which is subject to reimbursement by Tenant as an Operating Expense.

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(b)             Except as provided in subsection 9(a) above, Tenant, at its sole cost and expense, shall Maintain the Premises and all fixtures and equipment in the Premises. Tenant, at its sole expense, shall keep the Premises in a neat and orderly condition. Alterations (as defined hereunder), repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Improvements, Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord.

10.  Compliance.

(a)            Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to Tenant’s use or occupancy of the Premises including, without limitation, those relating to ADA. Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration). Landlord shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Common Areas. Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises. “ADA” means the Americans with Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time. As used herein, “Laws” means any and all present or future federal, state, municipal, county and other local laws, statutes, ordinances, rules, orders, regulations, directives, subdivisions, guidelines, common law, and any and all governmental, quasi-governmental, judicial or administrative orders, directives, decrees, judgments, injunctions, and agreements, and any and all other requirements of federal, state or local governmental authorities, bureaus, agencies, or offices having jurisdiction over the Property, or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

(b)            Tenant will comply, and will cause its Agents to comply, with the Building Rules. Landlord may adopt, and Tenant shall comply with, reasonable rules and regulations to promote energy efficiency, sustainability and environmental standards for the Property, as the same may be changed from time to time upon reasonable notice to Tenant.

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(c)            Landlord represents to Tenant that to Landlord’s actual knowledge, there are not Hazardous Materials (as defined hereunder) located in the Premises or the Building that require any remediation. Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (as defined hereunder) (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing; and (vi) Tenant will cooperate with Landlord, any Mortgagee or any purchaser of the Property in their environmental assessments of the Property, including without limitation, participation in interviews regarding the uses and environmental conditions at or affecting the Property, and providing reasonable access to the Premises. “Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment. “Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(d)            Landlord acknowledges that it is not the intent of this Section 10 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and property monitored according to all then applicable Environmental Laws and the terms of this Lease. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). The initial Hazardous Materials List is attached hereto as Exhibit “G”. Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (“Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in or on the Premises for the closure of any such tanks; and a Surrender Plan. Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

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(e)            In addition, Tenant shall, at Tenant’s sole expense, comply in all respects with all Laws applicable now or in the future to the handling, transportation, generation, management, disposal, processing, treatment, storage and use of (i) “chemotherapeutic waste” and “infectious waste” as each term in defined under all laws applicable now or in the future, (ii) “radioactive waste” as defined under all Laws applicable now or in the future, (iii) human corpses, remains and anatomical parts that are donated and used for scientific or medical education, research or treatment, (iv) body fluids or biologicals which are being stored at a laboratory prior to laboratory testing, (v) similar laboratory wastes and materials, or (vi) discarded sharps used in patient care, medical research or laboratories, including but not limited to hypodermic, intravenous, and other medical needles and syringes, scalpel blades, blood vials and glassware in contact with infectious waste, including slides and cover slips at the Premises (“Regulated Waste”). Tenant solely is responsible for obtaining, at Tenant’s expense, any and all governmental permits or approval (“Permits”) required to handle, transport, generate, manage, dispose, process, treat, store or use Regulated Waste at the Premises. Tenant shall comply in all respects with all terms and conditions of such Permits. Under no circumstances shall Tenant be permitted under this Lease to accept at the Premises for processing, treatment, storage, use, or disposal any radioactive, infectious or chemotherapeutic waste generated by any other entity or facility. This Section should not be interpreted to abridge or to modify Tenant’s obligation under this Lease to comply with any other provision of any Law including, without limitation, Tenant’s responsibility to comply with Environmental Laws governing Hazardous Materials. Tenant, at its expense, shall defend, indemnify and hold harmless Landlord, Landlord’s Affiliates and Landlord’s Affiliated Officers from and against any claims, damages, liabilities, losses, actions, and/or lawsuits, including, without limitation, personal injury or property damage, arising from or related to (i) Tenant’s breach of its covenants contained in this Section, (ii) Tenant’s handling, transportation, generation, management, disposal, processing, treatment, storage and/or use of Regulated Waste, or (iii) the presence of any Regulated Waste at the Premises as a result of the activities of Tenant or any of its Agents.

(f)             Without limiting any of the foregoing, Tenant shall have the obligation and liability to treat, handle or dispose of its Regulated Waste at its sole cost and expense and accordingly shall obtain its own Regulated Waste disposal vendor. Notwithstanding the foregoing, Tenant shall be permitted to store its Regulated Waste in a location designated within the Premises by Tenant for such purpose and in an appropriate container.

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11. Signs. (a) Landlord will furnish Tenant Building standard identification signage on or beside the main entrance door to the Premises in accordance with Landlord’s standard graphics program for the Building and in accordance with all applicable State, Municipal and County Laws and regulations, including without limitation, the requirements of the City of Phoenix and the Cotton Center CCR’s and the Allred CC&Rs. Except as expressly permitted in this Section 11, Tenant shall not place any signs, graphics, notice, picture, placard or poster, or any advertising matter whatsoever on the exterior of the Premises, Building, or the Property, or make or permit any changes in or to Tenant’s signage, without the prior consent of Landlord, in its sole discretion, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Premises and/or the Property to its condition existing prior to the installation of Tenant’s signs. Landlord shall have the right to install and maintain signs on the exterior and interior of the Building, provided any such signs for other tenants are not above Tenant’s window lines, and do not materially interfere with Tenant’s signage rights herein. In the event Tenant leases the Expansion Space, as defined in Section 30 below, then Tenant’s signage rights shall be exclusive. Tenant will not have the right to have additional names placed on the Building directory without Landlord’s prior written consent. Tenant shall bear the cost of any additional names placed on the Building directory approved by Landlord or any changes required to any existing sign due to a name change by Tenant. In the event that Tenant desires to change its name on the Building directory or on any sign, Tenant shall provide an explanation to Landlord of the circumstances prompting the need for such name change. If any sign for which this Lease requires Landlord’s approval has not been approved by Landlord is displayed, then Landlord shall, upon reasonable prior notice to Tenant, have the right to remove such sign at Tenant’s expense or to require Tenant to do the same.

(b)            Notwithstanding the restriction in Section 11(a) and subject to compliance with all applicable state, municipal and county regulations, and any other applicable covenants, so long as Tenant or a Permitted Transferee leases more rentable square feet of the Building than any other tenant, then Tenant shall, subject to the terms of this Section 11 and at Tenant’s sole cost and expense, have the right to install one (1) building mounted identification sign (“Building Mounted Sign”) in a location along the facade of the Building that is the exterior to the Premises, as long as such location is approved by Landlord, and in compliance with all applicable Laws, and in a size and design consistent with the location, size, terms, conditions, and restrictions set forth in Exhibit “H”, attached hereto, identifying Tenant’s name. The size of such Building Mounted Sign shall be equal to the maximum size of exterior signage permitted by applicable Maricopa County / City of Phoenix regulation or any other applicable Law (which maximum size may also be limited by monument and directional signage in the complex), provided such sign does not exceed the size of the sign ban, cover any applicable window or otherwise exceed the parameters set forth in Exhibit “H”. Landlord shall have the right to allow other tenants to install such signs on any portion of the of the Building on the exterior to the premises leased by such tenants and Landlord shall have the right in Landlord’s reasonable discretion to cause Tenant, at Tenant’s expense, to change the size and location of Tenant’s Building Mounted Sign so that Tenant’s exterior sign does not exceed fifty-seven percent (57%) of the maximum sign of exterior signage permitted by applicable Maricopa County / City of Phoenix regulation or any other applicable Law (which maximum size may also be limited by monument and directional signage in the complex) as Landlord determines reasonably necessary to allow for additional exterior signs.

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(c)            The conditions of Tenant’s right to install such Building Mounted Sign are and shall be that (i) Tenant shall be responsible for obtaining all necessary zoning and code approvals from Maricopa County / City of Phoenix, as well as any other governmental approvals at Tenant’s sole cost and expense, provided that Landlord shall use reasonable efforts to cooperate with Tenant in obtaining such approvals, (ii) Tenant shall, at its sole cost and expense, be responsible for obtaining all approvals, if any, required under protective covenants applicable to the Building, provided that Landlord shall use reasonable efforts to cooperate with Tenant in obtaining such approvals, (iii) the method of mounting the sign on the Building shall be subject to the prior written approval of Landlord, which is hereby granted to the extent such sign is depicted on Exhibit “H”, (iv) the final location of such sign shall be subject to Landlord’s prior written approval, (v) Tenant shall pay the cost of mounting and installing such sign, using a contractor approved in advance by Landlord, (vi) Tenant shall be solely responsible for the electrical supply necessary to light the sign, if applicable, and for obtaining a separate meter from the appropriate utility provider for such sign, (vii) if at any time after the Commencement Date has occurred, Tenant, its Permitted Transferees and Strategic Partners occupy less than fifty percent (50%) of the rentable square feet in the Building and Tenant is not leasing a premises larger than any other tenant of the Building, Landlord shall have the right to require Tenant to remove the Building Mounted Sign at Tenant’s expense upon thirty (30) days’ prior written notice to Tenant, (viii) if at any time an Event of Default shall have occurred and be continuing, then in addition to any other remedies Landlord may have under this Lease, Landlord shall have the right to remove Tenant’s Building Mounted Sign and restore the exterior of the Building at Tenant’s cost and expense, and (ix) upon the expiration or earlier termination of this Lease, Tenant shall remove and bear the cost of removal of the Tenant’s Building Mounted Sign, and shall pay, within thirty (30) days after request therefor (together with reasonable evidence supporting such cost) for the restoration of the exterior of the Building if exterior is damaged by such removal. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to transfer its signage rights to an approved Transferee.

(d)             If any sign for which this Lease requires Landlord’s approval has not been approved by Landlord is displayed, then Landlord shall, upon reasonable prior notice to Tenant, have the right to remove such sign at Tenant’s expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building; provided, however, that Landlord shall only affix, install, or display signs on the interior of the Premises which pertain to the management or operation of the Building.

12. Alterations.

(a)            Except for non-structural Alterations that (i) do not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00), (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System, the roof, or the structural strength of the Building (iv) do not require penetrations into the floor, ceiling or walls, and (v) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, and unless such alterations affect the structural elements of the Building, the Common Areas or Building Systems, or would otherwise require a building permit. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than ten (10) days prior to commencing any Alteration, Tenant shall deliver to Landlord for Landlord’s review and approval the plans, specifications and necessary permits for the Alterations (the “Alteration Plans”), together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming the Landlord Additional Insureds, as their interests may appear, as additional insureds; (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor, which such approval shall not be unreasonably withheld, conditioned or delayed; (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord; (iv) the Alteration shall be performed in accordance with Landlord’s reasonable requirements relating to sustainability and energy efficiency; and (v) upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. “Alteration(s)” means any addition, alteration or improvement to the Premises or Property including Tenant’s Improvements and FFE (as defined below). Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant at the time Landlord approves such Alteration or if Landlord’s approval is not required at least four (4) months prior to the Expiration Date, provided that if this Lease is terminated earlier then no advance notice is required, to remove any of such Alterations, in which event Tenant will remove them, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s installation of such Alteration(s), all in accordance with the terms of Section 21(a) below.

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(b)            Landlord’s review or approval of any Alterations or plans or specifications therefor shall not be a representation or warranty of Landlord that such Alterations, plans or specifications are fit for any use or comply with any Laws, and Tenant shall have no right to rely upon any review or approval. Landlord shall have no liability to Tenant or any third party by reason of such review or approval, and any such review and approval shall be for Landlord’s own benefit.

(c)            All workmen and mechanics performing any Alterations must work in harmony and not interfere with labor employed by Landlord, Landlord’s contractors or labor employed by any other tenants or their contractors. If at any time during the course of the installation of any Alterations, any workmen or mechanics performing the Alterations are unable to work in harmony, or interfere, with labor employed by Landlord, Landlord’s contractors or by any other tenants or their contractors, then the approval granted by Landlord to Tenant for the subject Alterations may be withdrawn by Landlord upon forty eight (48) hours’ written notice to Tenant, and Tenant shall thereafter cause the Alterations to cease, and shall at Landlord’s sole option restore the Premises to the condition that existed prior to the commencement of such Alteration. Tenant shall indemnify, defend and hold Landlord and its Agents harmless from and against any claim, liability or other losses in any way arising from labor disharmony in connection with any Alterations or any other contractors or employees of Tenant, its subtenants, successors or assigns. Landlord reserves the right to require Tenant to use contractors designated by Landlord, in its sole discretion, for Alterations that are performed in secure areas of the Building or other portions of the Building outside of the Premises or which impact any Building Systems.

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13.  Mechanics’ Liens. Except to the extent contracted for by Landlord, the interest of Landlord in the Premises and the Property shall not be subject in any way to any liens, including real estate commission liens and construction liens for improvements to or other work performed by or on behalf of Tenant. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such liens including a written provision in all construction contracts for suppliers of labor, services, materials and equipment, approved in writing by Landlord prior to execution, that this Lease prohibits mechanics/construction liens against the Premises and the Property. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by satisfying or bonding over such lien within fifteen (15) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. It is further understood and agreed that under no circumstance is the Tenant to be deemed the agent of Landlord for any Alteration, repair, or construction within the Premises, the same being done at the sole expense and request of Tenant and not as an express or implied agent of Landlord. All contractors, materialmen, suppliers, mechanics, and laborers are hereby charged with notice that they must look only to Tenant for the payment of any charge for work done or materials furnished upon the Premises in connection with any Tenant Improvements, Alterations, repair or construction by Tenant within the Premises during the Term.

14. Landlord’s Rights.

(a)            Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (but in no event less than one business day except in an emergency) to inspect, perform any work to Maintain, or make alterations to the Premises or the Property, to exhibit the Premises for the purpose of sale or financing, and, during the last twelve (12) months of the Term, to exhibit the Premises to any prospective tenant for the Premises. Except in the event of an emergency, Landlord shall adhere to Tenant’s safety and cleanliness procedures and policies, including any of Tenant’s ‘advertised gown guidelines’ for entering into any laboratory areas, and Tenant shall have the right to require Landlord to be escorted by an employee or representative of Tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights. Tenant will provide Landlord or its designees free and unfettered access to any mechanical or utility rooms, conduits, risers or the like located within the Premises.

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(b)            In addition to any other rights provided for herein and provided Landlord uses commercially reasonable efforts to limit any interference with Tenant’s use of or access to the Premises, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person, or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim: (i) to name the Building and to change the name or street address of the Building or the roads leading to and from the Building or the Land; (ii) to relocate various facilities within the Building and on the Land, including, without limitation, lobby areas, mechanical areas, entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other Common Areas; access to and from the Building; or the configuration of the parking areas; (iii) to install vending machines of all kinds in the Building (but not the Premises) and to receive all of the revenue derived therefrom; (iv) when reasonably necessary to temporarily close the Parking Area or any part thereof, walkways, drives, entrances, doors, corridors, elevators or other facilities; (v) to subdivide the Property; (vi) to subject all or any part of the Property to a condominium regime; (vii)   to pursue, or allow any tenant or prospective Property purchaser to pursue, any variance or other zoning relief which Landlord shall, in its good faith judgment, determine to be advisable; (viii)  to unilaterally alter Tenant’s ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location, or at any time close temporarily any Common Areas to make repairs or changes therein or to effect construction, repairs or changes within the Building or on the Land on which the Building is located, or to discourage non-tenant parking, and may do such other acts in and to the Common Areas as in Landlord’s sole judgment may be desirable to improve their convenience; (ix)  to use and/or allow others to use the roof of the Building or any portion of the Land on which the Building is located; (x) to limit the space on the directory of the Building to be allotted to Tenant; and, (xi) to grant to anyone the right to conduct any particular business or undertaking in the Building.

(c)            No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. Any diminution or shutting off of light air or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

(d)            If Tenant breaches any covenant or condition of this Lease, in addition to all other remedies available to Landlord under this Lease, Landlord may, on prior notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant, and the reasonable amount of all expenses, including attorney’s fees, incurred by Landlord in so doing (whether paid by Landlord or not) will be deemed payable on demand as additional Rent.

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15. Damage by Fire or Other Casualty.

(a)            If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section 15, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the Tenant Improvements, FFE or any Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within thirty (30) days after the date of the casualty, if Landlord anticipates that the restoration will take more than one hundred eighty (180) days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within ten (10) days after Landlord’s notice. If a casualty occurs during the last twelve (12) months of the Term that materially affects Tenant’s use of or access to the Premises, either Tenant Landlord may terminate this Lease; provided that if Landlord exercises such termination right and Tenant has the right to extend the Term for at least three (3) more years and does so within thirty (30) days after the date of the casualty, such termination shall not be effective. Moreover, Landlord may terminate this Lease if the loss is not substantially covered by the insurance maintained or required to be maintained by Landlord under this Lease or if any holder of a Mortgage on the Land or Building does not permit or release a substantial portion of the insurance proceeds for such repair or restoration. Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses and Additional Taxes to the extent the Premises are rendered untenantable as a result of the casualty.

(b)            Tenant hereby expressly waives the benefit of A.R.S. §33-343 or any other or statute now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease or its obligations hereunder due to damage to or destruction of the Premises and agrees that the terms of this Lease shall govern the effect of any damage and destruction thereof.

16.  Condemnation. If (a) all of the Premises are Taken (as defined hereunder), (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Tenant or Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, to the extent that proceeds are paid to Landlord and made available by the holder of a Mortgage on the Land or the Building, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate. “Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

17. Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants,agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

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18. Assignment and Subletting.

(a)            Except as provided in Section 18(b) below, Tenant shall not enter into nor permit any Transfer (as defined hereunder) voluntarily or by operation of law, without the prior consent of Landlord. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the business, business reputation, or creditworthiness of the proposed transferee is unacceptable to Landlord, in Landlord’s sole discretion, (ii) Landlord or an affiliate of Landlord has comparable space (including without limitation comparable size, finishes, function, parking and location) available for lease by the proposed transferee, the intention being that Tenant shall not compete with Landlord in the leasing market, (iii) the proposed transferee is a governmental agency or a quasi-governmental entity or any other person or entity entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed transferee agrees to waive such diplomatic or sovereign immunity, or shall not be subject to the service of process in, or the jurisdiction of the courts of, the State of Arizona; or (iv) an Event of Default (as defined below) exists, or Tenant is in default under this Lease or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord or its Mortgagee. “Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant, other than as part of an initial public offering of stock in Tenant on a national stock exchange. For the purpose of this definition, “transfer of a controlling interest of Tenant” means either (i) ownership or voting control, directly or indirectly, or at least fifty (50%) percent of all equity or other beneficial interest or (ii) the power to direct the management and policies of such entity.

(b)             Notwithstanding the provisions of Section 18(a) above, Landlord’s consent shall not be required, and Sections 18 (c) and (d) shall not apply, in the event of any Transfer by Tenant to an Affiliate (as defined hereunder) provided that (i) the Affiliate has a tangible net worth at least equal to that of Tenant as of the Commencement Date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least fifteen (15) days prior to the effective date of the Transfer, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate and a copy of the proposed Transfer documents, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement or a sublease (as applicable) reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance and appropriate endorsements evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease. “Affiliate” means (x) any entity controlling, controlled by, or under common control of, Tenant, (y) any successor to Tenant by merger, consolidation or reorganization, or (z) any purchaser of all or substantially all of the assets or equity of Tenant as a going concern. The term “Permitted Transferee” shall mean an Affiliate that meets the conditions set form in subsections 15(b)(i) through (iii) above. Further, Landlord’s consent, shall not be required but notice shall be provided to Landlord prior to the commencement of occupancy, and Sections 18 (c) and (d) shall not apply to any occupancy of less than 2,000 rentable square feet by any “Strategic Partners” of Tenant on a short term or specific project basis. A Strategic Partner means a non-affiliated company with whom Tenant or a Tenant Affiliate is participating in ongoing research and development, testing, marketing, or consulting relating to the business of Tenant. Tenant shall be responsible for any and all actions or inactions of any Strategic Partner (and its employees, agents and invitees) in, on or about the Premises or Building.

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(c)            The provisions of subsection 18(a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate) for all or substantially all the then remaining Term, Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated , Tenant shall pay to Landlord, immediately upon receipt, fifty percent (50%) of the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises and Term transferred, after Tenant has recouped from such excess all brokers’ commissions, legal fees, and tenant improvement costs and allowances incurred by Tenant in connection with such Transfer and the unamortized portion of Tenant’s investment in Tenant Improvements and Alterations.

(d)             If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least fifteen (15) days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. If Landlord fails to approve such Transfer within fifteen (15) days after Landlord’s receipt of all requested materials, Landlord’s consent to such Transfer shall be deemed rejected. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement or a sublease (as applicable) reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Each sublease will provide that such sublessee’s rights will be no greater than those of Tenant, and that the sublease is subject and subordinate to this Lease and to the matters to which this Lease is or will be subordinate, and that upon an Event of Default, Landlord may, at its option, have such sublessee attorn to Landlord or require that such sublessee pay its rent due to Tenant directly to Landlord, provided, however, in such case Landlord will not (i) be liable for any previous act or omission of Tenant under such sublease or, (ii) be subject to any offset not expressly provided for in this Lease or by any previous prepayment of more than one month’s rent. Landlord shall apply any amounts received from the Transferee as rent to Tenant’s obligations under this Lease. The liability of Tenant and each assignee or sublessee will be joint, several and primary for the observance of all the provisions, obligations and undertakings of this Lease, including the payment of Rent through the entire Term, as the same may be renewed, extended or otherwise modified. The proposed assignee or subtenant may use the Premises for the permitted Use only.

(e)            Tenant acknowledges that Landlord will incur costs in connection with any Transfer under this Lease. Accordingly, Tenant shall promptly pay to Landlord the amount (“Transfer Charge”) of all costs (including, without limitation, Landlord’s reasonable attorney’s fees) actually incurred by Landlord in connection with any Transfer, not to exceed $2.500 without Tenant’s prior approval. Tenant shall pay the Transfer Charge even in the event that a proposed Transfer is not effectuated.

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19. Subordination; Mortgagee’s Rights.

(a)            Tenant accepts this Lease subject and subordinate to any Mortgage of the entire Building and/or Land affecting the Premises, which may now or in the future be secured upon the Building and/or Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as an Event of Default does not exist. This clause shall be self-operative, and although no instrument or act on the part of Tenant will be necessary to effectuate such subordination, Tenant will, nevertheless, in confirmation of such subordination, within ten (10) business days after request, execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment within ten (10) business days after request. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. “Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate. “Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate. Notwithstanding the foregoing, Landlord will use commercially reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s current Mortgagee on such Mortgagee’s current standard form of agreement or such other commerically reasonable form as is acceptable to such Mortgagee. Landlord shall not be required to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord and provided such form is commerically reasonable, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement or such other agreed to form and return the same to Landlord for execution by the Mortgagee. Landlord’s inability to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

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(b)            No Mortgagee shall be (i) liable for any previous act or omission of a prior landlord, (ii) subject to any rental offsets or defenses hereunder because of any act or omission of any prior landlord, (iii) bound by any amendment of this Lease made without its written consent, (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord, or (v) liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

(c)            The provisions of Section 15 and Section 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

(d)            Tenant shall send to each Mortgagee of any Mortgage covering the Property or any part thereof (after notification of the identity of such mortgagee and the mailing address thereof) copies of all notices of default, termination, or renewal that Tenant sends to Landlord; such notices to said Mortgagee shall be sent in the same manner and time as notices are required to be sent pursuant to Section 25 hereof. Tenant will accept performance of any provision of this Lease by such Mortgagee as performance by, and with the same force and effect as though performed by, Landlord.

20. Tenant’s Certificate; Financial Information; Confidentiality.

(a)            Within ten (10) business days after Landlord’s request from time to time, (i) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in the form of attached as Exhibit “E” (or other commercially reasonable form requested by Landlord), modified as necessary to accurately state the facts represented, and (ii) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information. Landlord agrees to keep any private financial information provided to it by Tenant confidential (except for disclosure to the parties listed in this subsection (ii), and any Mortgagee, prospective Mortgagee and/or prospective purchaser with which Landlord shares such information shall be informed by Landlord of the obligation to keep such information confidential.

(b)            Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Lease, including the Minimum Annual Rent and additional Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except to Tenant’s accountants or attorneys (who shall also be required to keep the terms of this Lease confidential) or as required by law. This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this Section 20(b) will constitute a material breach under this Lease. In addition, Tenant’s employees, contractors, etc. shall keep any of the terms and conditions of this Lease, including any billing statements and/or any backup supporting those statements, confidential.

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21. Surrender.

(a)            On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Notwithstanding anything to the contrary contained in this Lease, and subject to the terms of this Section 21(a), prior to the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Tenant Improvements (subject to Section 29(c) below), Alterations (subject to Section 12(a) above), the Satellite System (subject to Section 7(e) above), the Building Mounted Sign (subject to Section 11(b) above), and its FFE, partitions, and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall also cap or terminate all telephone, computer and data connections at service entry panels in accordance with all applicable Laws. With respect to the Generator, or any Tenant Improvements or Alterations Tenant is otherwise required to remove hereunder, Landlord agrees that Tenant shall be required to remove the same only if Landlord provides notice to Tenant to remove such items at least three (3) months prior to the Expiration Date, unless this Lease is terminated following an Event of Default in which case no notice shall be required. Tenant shall repair any damage resulting from any and all such removal and shall restore the Premises to good order and the condition existing prior to Tenant’s installation of any Tenant Improvements or Alterations the Satellite System, or the Building Mounted Sign required to be removed pursuant to the terms of this Lease. Any of the Tenant FFE or the Satellite System, or the Building Mounted Sign or Tenant’s personal property not removed or restored as required herein shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and retain such property as its property or sell such property and keep the proceeds. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting actual damages Landlord may incur. Tenant’s failure to comply with the terms and conditions of this Section 21(a) shall also be deemed an Event of Default by the Tenant under this Lease, entitling Landlord to exercise all legal and equitable remedies available to Landlord.

(b)            Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 15 and 16 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required under any Law) to be taken by Tenant in order to surrender the Premises (including any Alterations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released or unrestricted use and occupancy (“Surrender Plans”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Agent with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

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(c)             If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of this Lease (“Holdover”), without the written consent of Landlord, Tenant’s occupancy of the Premises shall be that of a tenancy at sufferance. Tenant’s occupancy during any Holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be one hundred seventy-five percent (175%) of the Monthly Rent payable for the last full month immediately preceding the Holdover, plus all other charges payable hereunder, and upon all the terms hereof applicable to such a tenancy at sufferance. No Holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the Premises after the Expiration Date or sooner termination of the Term. Any provision in this Lease to the contrary notwithstanding, any Holdover by Tenant shall constitute an Event of Default entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord upon an Event of Default, and Tenant shall be liable for, and agrees to hold Landlord harmless from and against, all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including attorneys’ fees and consequential damages, that Landlord suffers as a result of the Holdover, including any claims made by any succeeding tenant based on such delay. Notwithstanding anything to the contrary set forth in this Section 21(c), Tenant shall have the one-time right to elect to extend the Term for a period of three (3) months upon providing to Landlord notice of such election at least nine (9) months prior to the Expiration Date (the “Extended Term”). During the Extended Term the Minimum Annual Rent shall be equal to 150% of the Minimum Annual Rent applicable at the last month of the Term, and all of the other terms of provisions of this Lease shall apply, except that Tenant shall not have any right to make any Alterations or any Transfers, expand the Premises, or extend the Term.

(d)            During the last ninety (90) days prior to the Expiration Date, if Tenant has vacated the Premises, Landlord may decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, without affecting Tenant’s obligation to pay Rent for the Premises, however, Tenant’s indemnification obligations shall not apply to any acts, omissions or events within the Premises that arise on and after Landlord’s entry for such purposes.

22. Defaults - Remedies.

(a)            It shall be an “Event of Default” following the expiration of all applicable notice and cure periods set forth below:

 (i)           If Tenant does not pay in full when due any and all Rent, and such failure continues for more than five (5) business days following notice of delinquency from Landlord; provided, however, that Landlord shall not be obligated to provide written notice of monetary default more than one (1) time in any twelve-month period, and each subsequent monetary default during such twelve-month period shall be an Event of Default if not received on the date due hereunder;

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(ii)          If Tenant enters into or permits any Transfer in violation of Section 18 above;

(iii)         If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(d) below, Tenant fails to cure the default on or before the date that is ten (10) business days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within ten (10) business days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time (not to exceed thirty (30) days following Landlord’s notice) to cure the default if Tenant begins to cure the default within ten (10) business days following Landlord’s notice and continues diligently in good faith to completely cure the default; or

(iv)         If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days.

Any notice periods provided for in this Lease shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

(b)            If an Event of Default occurs, Landlord shall, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default (with such remedies being cumulative and not exclusive), have the following rights and remedies:

(i)           Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of fifteen percent (15%) thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

(ii)          To exercise all rights and remedies under ARS§§33-361 and 362 including, without limitation, to enter, re-enter and repossess the Premises, by breaking open locked doors if necessary, without terminating this Lease, and remove all persons and all or any property from the Premises, by action at law or otherwise, without being liable for prosecution or damages, in which case Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent and all other amounts due hereunder as they become due. Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord within thirty (30) days any deficiency (taking into account all reasonable costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 22(b)(ii) or other action on Landlord’s part shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Landlord’s election not to terminate this Lease pursuant to this Section 22(b)(ii) or pursuant to any other provision of this Lease shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies;

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(iii)        To accelerate the whole or any part of the Rent for the balance of the Term as provided in Section 22(b)(iv) below, along with all sums past due, and declare the same to be immediately due and payable, which sums shall be discounted to present value at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). In determining the amount of any future payments due Landlord as a result of increases in Annual Operating Expenses and Additional Taxes, Landlord may make such determination based upon the amount of Annual Operating Expenses and Additional Taxes paid by Tenant for the full year immediately prior to such Event of Default;

(iv)          To terminate this Lease and the Term by any lawful means without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken, in which case Tenant shall promptly surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of re-letting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; the “worth at the time of award” established by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges due for the balance of the Term after the time of Tenant’s default exceeds the amount of such rental loss for the same period that Tenant proves by clear and convincing evidence could have been reasonably avoided; and that portion of any leasing commission paid by Landlord applicable to the unexpired Term of this Lease (which shall be calculated based on the assumption that any leasing commission applicable to the Term would have been evenly and equally amortized in monthly payments over the number of months contained in the Term at an interest rate of seven percent (7%) per annum). For purposes of this Section 22(b)(iv), “worth at the time of award” of the amount referred to above shall be computed by discounting each amount by a rate equal to the Prime Rate at the time of the award plus three percent (3%), but in no event more than an annual rate of ten percent (10%). As used herein, the “Prime Rate” means the then current prime rate published in the Western Edition of the Wall Street Journal provided, however, if the Western Edition of the Wall Street Journal no publishes a prime rate then the Prime Rate shall be an equivalent rate established by a financial institution or financial publication designated by Landlord;

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(v)           Maintain Tenant’s right to possession, in which case this Lease shall continue in effect, whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent and all other amounts due hereunder as they become due;

(vi)         Landlord may immediately proceed to collect or bring action for the whole Rent or such part thereof as aforesaid, as well as for liquidated damages provided for hereinafter, as being rent in arrears, or may enter judgment therefor in an amicable action as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such rent, or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof;

(vii)        Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants, or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate, and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others; and,

(viii)       Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Premises.

(c)            Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a)(iii) above more than twice in any consecutive twelve (12) month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights if Tenant fails to comply with the provisions of Sections 8, 13, 18, 20, or 26 of this Lease or in an emergency.

(d)            No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord (or payment into a lock-box account) of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

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(e)            If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(f)             IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS LEASE, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS LEASE, THE PERFORMANCE OF THIS LEASE, OR THE RELATIONSHIP CREATED BY THIS LEASE, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

(g)            Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s notice. Further, and after the giving of two (2) written notices to Landlord of the applicable Landlord default describing with specificity the nature of the default, and Landlord’s failure to commence to cure such default within a reasonable period following Landlord’s receipt of such notice), Tenant may, unless Landlord disputes the specifics of such default, perform such obligation of Landlord, in which instance Landlord shall be obligated to reimburse Tenant for its actual costs expenses, and disbursements incurred in such performance which, if due and in Landlord’s sole discretion, may be paid as a credit against no more than fifty percent of (50%) of Tenant’s monthly Minimum Annual Rent next coming due for each month following the date such costs and expenses were incurred by Tenant, until such time as Tenant is reimbursed in full (provided Tenant shall not be permitted to offset such costs or expenses against its payment of any Annual Minimum Rent, Operating Expenses or any other Rent due hereunder). The provisions of this Section 22(g) shall survive the expiration or earlier termination of this Lease.

23. Tenant’s Authority; OFAC. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant, and if Tenant is a corporation, partnership, joint venture, limited liability company, or other type of organization (each, an “Entity”), Tenant will, within fifteen (15) days after Landlord’s request, provide Landlord with a resolution confirming the authorization. Tenant represents and warrants to Landlord (i) that neither Tenant nor any person or Entity that directly owns a ten percent (10%) or greater equity interest in Tenant nor any of its officers, directors or managing members (collectively, “Tenant and Others in Interest”) is a person or Entity with whom U.S. persons or Entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 (the “Executive Order”) and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that Tenant and Others in Interest’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term Tenant will comply with the Executive Order and the Money Laundering Act. Tenant certifies that it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

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24.  Liability of Landlord. The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, if applicable, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord’s interest in the Property (including rental, sales, financing and insurance proceeds arising from the Property), but are made and intended for the purpose of binding only Landlord’s interest in the Property, as the same may from time to time be encumbered. Neither Landlord nor any principal of Landlord nor any owner of the Property, nor any of their respective partners, officers, employees, heirs, legal representatives, successors, and assigns, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Property and any available insurance proceeds for the satisfaction of any claim by Tenant against Landlord.

25.  Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s attorneys, representatives and Agents under this Section 25 shall be deemed to be the acts of Landlord. If a party refuses or fails to accept delivery of a notice, such notice shall be deem to have been given upon attempted delivery thereof. Tenant consents to the receipt of electronic messages from Landlord, its Affiliates or legal counsel sent to the email address set forth in Section 1.

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26. Security Deposit.

(a)            At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within ten (10) days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. If Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

(b)            At Tenant’s election, in place of the cash Security Deposit, Tenant may provide a letter of credit. If Tenant elects to provide a letter of credit, then prior to the Effective Date, Tenant shall deliver a letter of credit (“Letter of Credit”) to Landlord, and maintain the Letter of Credit in full force and effect through the Term, as set forth herein, from a commercial bank or trust company satisfactory to Landlord maintaining branch banks in the metropolitan Philadelphia area or a letter of credit office at which the Letter of Credit may be drawn upon (the “Issuing Bank”), in the amount of the $100,000, to be held by Landlord as additional security for the faithful performance and observance by Tenant of all its obligations under the provisions of this Lease. Any such Letter of Credit shall be in a form approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed so long as it meets the requirements of this Section 26(b) and is otherwise generally consistent with the form of letter of credit used by any major or regional financial institution in the metropolitan Philadelphia area.

(i)           The Letter of Credit shall be unconditional, irrevocable, transferable, and payable to Landlord on sight (i) at a metropolitan Philadelphia area financial institution, or (ii) by overnight mail or delivery service to the Issuing Bank’s letter of credit office, in partial or full draws. Any and all fees or costs charged by the Issuing Bank in connection with the Letter of Credit, including any assignment thereof by Landlord, shall be paid by Tenant, subject to reimbursement by Landlord, as expressly provided below.

(ii)          The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that the same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than ninety (90) days after the Expiration Date, unless written notice of nonrenewal has been given by the Issuing Bank to Landlord and Landlord’s attorney by registered or certified mail, return receipt requested, not less than ninety (90) days prior to the expiration of the then current period. If the Issuing Bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit in the in the amount of the then current balance, at least forty-five (45) days prior to the expiration of the then current period, then, in addition to its rights granted under Section 26 of this Lease, Landlord shall have the right to draw on the existing Letter of Credit.

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(iii)         Landlord shall have the right to draw upon the Letter of Credit in whole or in part and apply the proceeds thereof as may be necessary to compensate Landlord for any damages incurred by Landlord on account of an Event of Default, whereupon Tenant, within twenty (20) days after receipt of written demand, shall forthwith restore the Letter of Credit to the then current amount. Should Landlord elect to draw the full amount of the Letter of Credit upon an Event of Default, Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for damages, and not injunctive or other equitable relief, shall be Tenant’s sole remedy in the event Tenant disputes Landlord’s claim to any such amounts.

(iv)        The Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (2007 Revision).

(v)          The Issuing Bank shall have a Moody’s rating of at least “A-3” (or other comparable rating). If at any time (a) the Issuing Bank is either (i) closed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental authority, or (ii) declared insolvent by the FDIC or other governmental agency for any reason, or (b) Landlord reasonably believes that Issuing Bank will either be (y) closed by the FDIC or any governmental authority, or (z) declared insolvent by the FDIC or other governmental authority for any reason, Tenant shall, within five (5) days after either the occurrence of such closure or declaration of insolvency or notice from Landlord that Landlord reasonably believes that Issuing Bank will close or be declared insolvent, either (1) provide Landlord a replacement Letter of Credit satisfying all of the terms of this Section 26, or (2) post a cash security deposit in the amount of the then current balance of the Letter of Credit with Landlord, and if Tenant fails to comply with this subsection 26(e)(1) or (2), an Event of Default shall be deemed to have occurred as of the end of such five (5) day period.

(vi)         Landlord shall have the right to pledge or assign its interest in the Letter of Credit and proceeds thereof to any Mortgagee of the Premises. In the event of a sale or transfer of Landlord’s estate or interest in the Premises, Landlord shall have the right to transfer, at Tenant’s cost, the Letter of Credit, or the proceeds thereof, to the extent not applied as set forth above, to the vendee or transferee as the new landlord under this Lease, and to the extent the Letter of Credit, or proceeds thereof, to the extent not applied as set forth above, are so transferred, Landlord shall be considered released by Tenant from all liability for the return of the Letter of Credit, or proceeds thereof, but only if the transferee assumes all of Landlord’s obligations under this Lease, respecting the Letter of Credit and otherwise. No Mortgagee or purchaser of the Premises at any foreclosure proceeding brought under the provisions of any Mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any Mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any Letter of Credit (or any other or additional security deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered the Letter of Credit, or proceeds thereof, to such Mortgagee or purchaser. If requested by any such Mortgagee or purchaser, Tenant shall obtain an amendment to the Letter of Credit which names such Mortgagee or purchaser as the beneficiary thereof in lieu of Landlord, and the costs incurred by Tenant in obtaining any such amendment shall be reimbursed by Landlord as a credit against the next installment of Minimum Annual Rent due following Tenant’s delivery of the amendment in question.

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27.  Broker. Tenant represents and warrants to Landlord that Tenant has not consulted or negotiated with any broker or finder with regard to this Lease except the Broker representing Tenant. Landlord and Tenant each will indemnify the other against, and hold the other harmless from, any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises and this Lease, including attorneys’ fees at all tribunal levels incurred in connection with the defense of any such claim, with the exception of the Brokers. Landlord will pay the fees or commissions due to Brokers pursuant to a separate written agreement between Landlord and Broker.

28. Mortgagee Approval. Intentionally omitted.

29. Tenant Improvements.

(a)            Other than as otherwise set forth in this Lease, Tenant accepts the Premises in its “AS IS” “WHERE IS” condition, with all faults, and Landlord shall have no obligations whatsoever to improve or pay for any improvements to the Premises for Tenant’s use and occupancy thereof except only as provided in this Section 29. Tenant intends to make improvements to the Premises (the “Tenant Improvements”), and pursuant to Section 29, shall be responsible for the cost thereof, and will have plans for such Tenant Improvements designed and approved by Landlord in accordance with Section 29(b) below, and constructed by Tenant in accordance with Section 29(c) below. Tenant confirms all Tenant Improvements are for the immediate use and benefit of Tenant only.

(b)           Tenant’s improvement plans and specifications for such Tenant Improvements to the Premises shall be prepared by a licensed architect selected by Tenant and subject to the approval by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The plans and specifications for the Tenant Improvements will be prepared in sufficient detail to permit Tenant to construct the Tenant Improvements, and shall include, as applicable, demising walls, a partition layout (dimensioned), door location and door schedule including hardware, reflected ceiling plan, telephone and electrical outlets with locations (dimensioned), special electrical, HVAC and/or plumbing work, mechanicals, special loading requirements, such as the location of file cabinets and special equipment, openings in the walls or floors, all necessary sections and details for special equipment and fixtures, and finishes including, without limitation, carpentry and millwork, floor coverings, wall coverings, color schedules, and any other special finishes. The plans for the Tenant Improvements shall be prepared in accordance, and shall comply in all respects, with all Laws for the issuance of a Building Permit from the City of Phoenix. Landlord shall not unreasonably withhold, condition or delay its approval of the plans and specifications for the Tenant Improvements. Within ten (10) days after receipt, Landlord shall provide to Tenant in writing either its approval of such plans and specifications of the Tenant Improvements submitted by Tenant, or any specific comments or objections that Landlord may have. If Landlord fails to respond within such ten (10) day period, Tenant’s plans and specifications shall be deemed approved or Tenant may deemed such delay a Landlord Delay as defined below. If Landlord timely provides to Tenant Landlord’s comments or objections to the plans and specifications of the Tenant Improvements, Tenant will revise such plans and specifications to address such comments or objections and re-submit the plans and specifications and Landlord will continue to approve or object to the same in the process set forth above until such plans and specifications of the Tenant Improvements are finally approved or deemed approved by Landlord. Upon approval or deemed approval by Landlord, the plans and specifications for the Tenant Improvements shall become final and shall not be materially changed without Landlord’s further approval, which shall not be unreasonably withheld, conditioned or delayed (as finally approved, the “Final Plans”, a copy of which shall be attached to and become a part of this Lease as Exhibit “F”). Landlord’s review or approval of the Tenant Improvement Plans does not constitute a code review and shall not be a representation or warranty of Landlord that the Tenant Improvement Plans are fit for any use, comply with any Laws or satisfy all requirements of the City of Phoenix and the Cotton Center CCR’s and the Allred CC&Rs, and Tenant shall have no right to rely upon any such review or approval thereof by Landlord. Landlord shall have no liability to Tenant or any third party by reason of such review or approval, and Landlord’s review of the Tenant Improvement Plans and monitoring of construction shall be solely for its own benefit.

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(c)           Tenant shall complete the Tenant Improvements to the Premises in accordance with the Final Plans, all applicable Laws, and all applicable provisions of this Lease including, but not limited to, provisions relating to Alterations, the provision of insurance, the delivery of Lien Waivers (as defined below) pursuant to Section 29(f) below, and the delivery of permits to Landlord pursuant to Section 29(c) below. The contractors selected by Tenant for bidding on the Tenant Improvements shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves the following contractor and subcontractors: DPR Construction, Commonwealth Electric, and Harris Mechanical. Tenant shall require all contractors and subcontractors to be adequately insured as reasonably required by Landlord, naming Landlord and the Landlord Additional Insureds, as additional insureds. The Tenant Improvements shall be the property of Tenant until the expiration or termination of this Lease, as the same may be extended as set forth herein at that time without payment by Landlord, the Tenant Improvements, including without limitation any laboratory fixtures and improvements, shall remain on the Premises and become the property of Landlord unless Landlord gives notice to Tenant, at the time of Landlord’s approval thereof, to remove all or any part thereof at the expiration or termination of this Lease, in which event Tenant will remove all or such designated parts, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s installation of the Tenant Improvements, all in accordance with Section 21(a) above.

(d)           All construction relating to the Tenant Improvements shall be done in a good and workmanlike manner and shall comply in all respects at the time of completion with all Laws of the City of Phoenix and all other governmental authorities having jurisdiction over the Premises. Tenant shall obtain all governmental approvals and permits related to the Tenant Improvements and promptly deliver copies of the same to Landlord prior to the start of any work relating to the Tenant Improvements. Promptly after the substantial completion of the Tenant Improvements, Tenant shall provide Landlord with the following documents with respect to the Premises and the Tenant Improvements, if required by the City of Phoenix or other applicable Laws: (i) a Certificate of Occupancy; (ii) a full set of final and un-appealable permits and approvals; (iii) “as-built” plans (hard copy and CAD); and, (iv) a statement of completion by a licensed architect confirming that the Tenant Improvements were completed in accordance with the Final Plans. Except to the extent caused by the active negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless the Landlord Additional Insureds and their respective Agents from and against any and all claims, actions, damages, proceedings, costs, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by any of the Landlord Additional Insureds or their respective Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of Tenant’s performance of the work to install the Tenant Improvements, whether in contract or tort, occasioned wholly or in part by any act or omission of Tenant or its contractors and workers. Tenant’s obligations pursuant to this Section 29(d) shall survive the expiration or termination of this Lease. In case any action or proceeding is brought against any of the Landlord Additional Insureds or their respective Agents by reason of any such claim, Tenant, upon notice from any of the Landlord Additional Insureds or their respective Agents, will, at Tenant’s sole cost and expense, resist and defend such action or proceeding with counsel acceptable to such Landlord Additional Insureds and their respective Agents.

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(e)          Tenant shall, subject to Section 29(f) below, pay the costs, expenses and fees incurred for the construction of the Tenant Improvements, including without limitation (i) architectural, engineering and design costs, (ii) the cost charged to Tenant by the general contractor and all subcontractors for performing such construction, (iii) project management fees, (iv) construction permit fees, and (v) costs of built-in furniture, (vi) mechanical and structural engineering fees, and, up to Fifty Thousand Dollars ($50,000) for the costs of the FEE incorporated into the Premises (together, the “Tenant Improvement Costs”).

(f)            Landlord shall provide an allowance to Tenant not to exceed Four Hundred Seventy-Two Thousand Five Hundred Twenty-Two Dollars and Fifty Cents ($472,522.50) (based on Twenty-Two Dollars and Fifty Cents ($22.50) per rentable square foot of the Premises) (the “Tenant Improvement Allowance”) which shall be used by Tenant to pay for the Tenant Improvement Costs in accordance with Section 29(e) above. In no event shall Landlord be responsible for any of the Tenant Improvement Costs in excess of the Tenant Improvement Allowance. Accordingly, Tenant shall be responsible for all Tenant Improvement Costs in excess of the Tenant Improvement Allowance.

(g)          Tenant shall promptly pay all Tenant Improvement Costs as they become due. Tenant may submit to Landlord no more than two (2) applications for payment reimbursement to be applied against the Tenant Improvement Allowance (each, a “Reimbursement Application”). Each Reimbursement Application shall include: (i) executed statutory unconditional waivers of liens and releases on final payment, in compliance with A.R.S. § 33-1008 or any other or statute now or hereafter in effect, reasonably satisfactory to Landlord, from all of Tenant’s contractors, subcontractors, suppliers, and materialmen performing work at the Premises in connection with the Tenant Improvements confirming the payment in full of all Tenant Improvement Costs included in the then current Reimbursement Application (collectively, the “Lien Waivers”); (ii) sufficient evidence of payment from Tenant to Tenant’s contractor of all Tenant Improvement Costs included in the then current Reimbursement Application; and (iii) a certification completed by Tenant’s architect confirming the Tenant Improvements included in the then current Reimbursement Application were performed in accordance with the Tenant Improvement Plans (collectively, the “Partial Reimbursement Requirements”). When the Tenant Improvements are completed in their entirety, as a condition of the final Reimbursement Application, Tenant shall provide: (i) executed final Lien Waivers, confirming the payment in full of all Tenant Improvement Costs up to the limit of the Tenant Improvement Allowance and the release of liens against the Premises; (ii) sufficient evidence of payment from Tenant to Tenant’s contractor(s) of all Tenant Improvement Costs up to the limit of the Tenant Improvement Allowance; and (iii) a certification completed by Tenant’s architect confirming the Tenant Improvements are complete and were performed in accordance with the Tenant Improvement Plans (collectively, the “Final Reimbursement Requirements”). Landlord shall have thirty (30) days after the receipt of each complete Reimbursement Application to submit its reimbursement payment to Tenant. Landlord shall not be required to issue any reimbursement payment to Tenant if the Reimbursement Application does not include the Partial Reimbursement Requirements or the Final Reimbursement Requirements, as the case may be.

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(h)           Tenant shall make a complete reimbursement submission for the Tenant Improvement Costs up to the amount of the Tenant Improvement Allowance no later than one (1) year after the Commencement Date. Landlord shall not be required to make payments on account of the Tenant Improvement Allowance for any Tenant Improvement Costs not submitted to Landlord by the foregoing date, and Tenant shall not have any claim to any portion of the Tenant Improvement Allowance not properly used by such date. In no event shall any portion of the Tenant Improvement Allowance be used to offset Tenant’s Rent obligations.

(i)            In addition to the Tenant Improvement Allowance, provided no Event of Default exists under the Lease, Tenant shall have the one (1) time right, upon written notice to Landlord no later than April 1, 2019 to have Landlord provide an additional allowance (the “Additional Allowance”) in an amount up to the product of (i) Thirty Dollars ($30.00), multiplied by (ii) the square feet of rentable area in the Premises. If Tenant fails timely to elect for Landlord to provide the Additional Allowance then Tenant’s right to the Additional Allowance will automatically lapse and be of no further force and effect. If Tenant timely elects for Landlord to provide the Additional Allowance, then (x) the Additional Allowance as determined by Tenant by notice to Landlord, shall only be applied toward Tenant Improvements, and (y) except as provided in Section 4(d) the Additional Allowance will be deemed to be included in the term “Tenant Improvement Allowance”. Commencing on the March 1, 2019, Tenant shall begin repaying, and thereafter repay each calendar month, the Additional Allowance to Landlord as set forth herein. The Additional Allowance will be amortized at an annual interest rate of eleven percent (11%) in 85 equal monthly installments. If the Additional Allowance is elected by Tenant, Landlord and Tenant shall promptly enter into an amendment to the Lease specifying the amount of the Additional Allowance and the applicable installments or payments thereof.

(j)            Notwithstanding anything in this Lease to the contrary, the period to which the Abatement is applicable (three calendar months) shall be extended by any delay in Tenant’s completion of the Tenant Improvements arising from the acts or omissions of Landlord or its Agents, including without limitation, (i) Landlord’s failure to deliver the Premises to Tenant with all Building Systems in good working order and repair, (ii) Landlord’s failure to provide comments and approvals on a timely basis as required by this Lease, or (iii) Landlord’s failure to provide Tenant and its contractors access to the Premises or services reasonably required to perform the Tenant Improvements.

49

30. Right of First Refusal.

(a)            Subject to the terms and provisions of this Section 30, provided that (a) there then exists no Event of Default by Tenant under this Lease, nor any event that with the giving of notice and/or the passage of time would constitute a default, (b) Tenant, its Strategic Partners, and Permitted Transferees occupy at least 80% of the Premises, during the initial 36 months of the Term, Tenant has the option to lease all of space immediately adjacent to the Premises (being 14,462 rentable square feet) (the “Expansion Space”), pursuant to the terms of this Section 30. Landlord shall notify Tenant when Landlord desires to lease such adjacent space and constructs a “speculative suite” or when Landlord is prepared to respond to a proposal or request for proposals from a third party (“Availability Notice”). Tenant must exercise its option within five (5) business days from receipt of the Availability Notice. If Landlord has constructed the speculative suite in the Expansion Space, the terms and conditions for the Expansion Space shall be the terms and conditions set forth in the Availability Notice. If Landlord has not constructed the speculative suite in the Expansion Space, if Tenant exercises its option, the Expansion Space shall be added to this Lease on the date set forth in the Availability Notice (the “Expansion Date”) and all Lease obligations of the parties remain the same, except: (i) if the Expansion Date is within the first 15 months of the Term, the Minimum Annual Rent for the Expansion Space shall be calculated at the same per square foot basis then in effect for the initial Premises, with annual increases occurring as set forth in Section 1(f) above, the Tenant Improvement Allowance for the Expansion Premises shall be prorated to reflect the then remaining Term, and any other financial obligations based upon square footage shall be proportionate to the terms specified in this Lease; and (ii) if the Expansion Date is after the first 15 months of the Term, the Minimum Annual Rent and other financial terms based upon square footage shall be equal to the Fair Market Value determine in the same manner as provided in Section 4(c). Unless otherwise agreed to in writing by the Parties, increases in Minimum Rent and Operating Expenses become effective at the earlier of (i) the date when Tenant opens for business in the adjacent space, and (ii) 60 days after delivery of the adjacent space to Tenant. If Tenant does not exercise its option within the five (5) business day period, subject to the immediately following sentence, Landlord may proceed to lease the adjacent space to third parties; provided that if the rental rate terms to be agreed to with third parties are more favorable than those that had been offered to Tenant by ten percent (10%) or more, Landlord shall submit an offer to lease to Tenant on such terms (“Second Availability Notice”), and Tenant shall, for a period of five (5) business days, have the right to accept such terms and lease the Expansion Space pursuant thereto. In addition, if Landlord does not enter into a lease agreement with a third party tenant for the adjacent space within six (6) months of Landlord’s delivery to Tenant of the Availability Notice, then if Landlord thereafter desires to lease such adjacent space or respond to a proposal or request for proposals from a third party, Landlord shall provide to Tenant another Availability Notice and the terms and conditions set forth above shall apply; provided, that in no event shall Landlord be required to provide an Availability Notice more than two (2) times during the Term. If Tenant fails to accept such terms within such period, then Tenant’s “right of first refusal” is deemed void. Tenant acknowledges that Landlord shall have no obligation to construct any improvements whatsoever to such adjacent space, except as may be set forth in the Availability Notice or the Second Availability Notice.

50

(b)              If Tenant exercises such right of first refusal, the parties enter into an amendment concerning the leasing of such Expansion Space.

31.  Miscellaneous. The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(a)              This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No representations or promises will be binding on the parties to this Lease except those representations and promises expressly contained in this Lease.

(b)              This Lease shall not be modified in any manner except by an instrument in writing executed by the parties.

(c)              The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity.

(d)             Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(e)             Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(f)               If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.

(g)              This Lease shall be construed and enforced in accordance with the Laws of the State of Arizona (without the application of any conflict of laws principles).

(h)              This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns. All persons liable for the obligations of Tenant or Landlord under this Lease shall be jointly and severally liable for such obligations.

(i)               Tenant shall not record this Lease or any memorandum thereof, or otherwise file this Lease with any governmental authority, without Landlord’s prior consent.

        (j)              Whenever it is provided that Landlord’s or Tenant’s consent is required, unless another standard is provided in this Lease with respect to such specific consent, neither Landlord nor Tenant, as applicable will unreasonably withhold, condition or delay such consent or approval (such consent or approval and such exercise of judgment being collectively referred to as “consent”). If Landlord delays, conditions or refuses such consent, Tenant waives any claim for money damages (including any claim for money damages by way of setoff, counterclaim or defense) based upon any claim or assertion that Landlord unreasonably withheld, conditioned or delayed consent. Tenant’s sole remedy will be specific performance. Failure on the part of Tenant to seek relief within thirty (30) days after the date upon which Landlord has withheld, conditioned or delayed its consent will be deemed a waiver of any right to dispute the reasonableness of such withholding, conditioning or delaying of consent.

(k)             This Lease may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Lease, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Lease agreement.

(l)               Time periods for Landlord’s or Tenant’s performance under any provisions of this Lease shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including without limitation, including acts of God; fire or other casualty; unreasonable governmental delay; inability to procure labor, materials, supplies, power or transportation despite reasonable efforts; strikes; unusual inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds (“Force Majeure”). Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the surrender of the Premises by the end of the Term or payment of Fixed Basic Rent or Additional Rent, will, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any required performance is delayed due to Force Majeure. The lack of capital shall not be an event of Force Majeure.

        (m)             Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the State of Arizona (such day which is neither Saturday, Sunday or legal holiday), in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or a legal holiday.

                 (n)              Time is of the essence with respect to the parties’ obligations under this Lease.

(o)              Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Lease, or make any claim that this Lease is invalid or unenforceable, due to any failure of this document or this Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

(p)              Landlord and Tenant expressly agree that if the signature of Landlord and/or Tenant on this Lease is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, an e-mail or PDF, then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

(q)              This Lease is submitted to Tenant on the understanding that it will not be considered an offer by Landlord and will not bind Landlord in any way until (a) Tenant has duly executed and delivered the required number of originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant. Tenant’s offer of this Agreement shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the fifteenth (15th) day after execution and delivery hereof by Tenant, and if not accepted by then may be withdrawn by Tenant.

(r)              Any State statutory provisions dealing with termination rights due to casualty, condemnation, delivery of possession or any other matter dealt with by this Lease are superseded by the terms of this Lease.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURES ON FOLLOWING PAGE

 THE PARTIES to this Lease, intending to be legally bound, have executed and delivered this Lease as of the date on which this Lease has been fully executed by Landlord and Tenant.

LANDLORD:

WPT LAND 2 LP

		By:	WPT Land 2 GP LLC,
its sole general partner

Dated:	3/4/2019
		By:	/s/ Anthony A. Nichols, Jr.
		Name:	Anthony A. Nichols, Jr.
		Title:	Senior Vice President

TENANT:

23andMe, Inc., a Delaware corporation

		By:	/s/ Anne Wojcicki
		Name:	Anne Wojcicki
		Title:	CEO

Date:	March 1, 2019
		By:	/s/ Steve Schoch
		Name:	Steve Schoch
		Title:	CFO

Approved as to Form 23andMe Legal Dept.
Date:	March 1, 2019
		By	AH/jmh

EXHIBIT “A”

PLAN SHOWING PREMISES

A-1

EXHIBIT “B”

BUILDING RULES

1.    Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

2.    The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3.    Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord, any governmental agency or any insurance company insuring the Building, including without limitation the insurer’s Red Tag Permit System, Hot Work Permit System and all other fire protection impairment procedures. No person shall go on the roof without Landlord’s prior written permission.

4.    Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. I

5.    Tenant shall not change any locks nor place additional locks upon any doors or any access codes or systems without first providing to Landlord keys, access cards or fobs or codes to such locks or systems so that at all times Landlord has pass keys or access cards or fobs or knowledge of the access codes. No additional locks or bolts of any kind will be placed on any of the doors or windows by Tenant. Tenant will, on the expiration or earlier termination of Tenant’s tenancy, deliver to Landlord all keys (or fobs or access cards, as the case may be) to any space within the Building either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys, fobs or access cards furnished, Tenant will pay to Landlord the cost thereof.

6.    Tenant shall not cause excessive noise or any disturbance, nor use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

7.    If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office/laboratory space to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same. Tenant shall not use any method of heating, air conditioning or air cooling other than that provided by Landlord.

8.    Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office/laboratory space building standards for floor loading capacity.

9.    The use of rooms as sleeping quarters is strictly prohibited at all times. Tenant shall not use the Property for any type of residential or childcare use.

10.  Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

11.  Tenant and its Agents shall not smoke in the Building or at the Building entrances and exits. If any individual owner, employee, invitee, or representative of Tenant is found to be smoking other than in permitted smoking areas, then Tenant will pay Landlord One Hundred and 00/100 Dollars ($100.00) per such occurrence. Landlord may fully restrict smoking on the Land in Landlord’s sole election.

12.  Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: janitorial service, trash haulers, security guards/monitors, telecommunications installers/maintenance), and all vendors shall be subject to Landlord’s reasonable approval. Landlord reserves the right to refuse entry into the Building of any person. No mechanics shall be allowed to work on the Building or Building Systems other than those engaged by Landlord. Tenant shall permit Landlord’s employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors are closed and securely locked. Tenant acknowledges that Landlord’s election to provide surveillance or security in or about the Premises or the Building, its Parking Areas, or in or about the Land is subject to Landlord’s sole discretion. Landlord shall have no liability in connection with the decision whether or not to provide, or any failure of, such services and Tenant hereby waives all claims based thereon.

13.  Tenant shall comply with any move-in/move-out rules provided by Landlord and with any rules provided by Landlord.

14.   Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord’s prior approval. Tenant shall be responsible for all trash pickup of normal office refuse placed in ordinary office trash receptacles only. Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Tenant’s at Tenant’s expense. If at Tenant’s request, Landlord consents to Tenant having a dumpster on the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord’s request, locked.

15.  Tenant shall comply with the following sustainability requirements:

a.        Tenant shall provide within ten (10) days after Landlord’s request from time to time, reasonably requested energy and water consumption data and related information in connection with Tenant’s use of the Premises and all construction, maintenance, repairs, cleaning, trash disposal and recycling relating to the Premises performed by or on behalf of Tenant -- all to be used for purposes of monitoring and improving building efficiencies.

b.         Low/No VOC Paint. Tenant shall use only interior paints and coatings (including primers) meeting the environmental requirements of the current Green Seal™ Environmental Standard For Paints And Coatings - GS-11.

c.         Green Cleaning Products. All cleaning products used in the Premises must be certified under the current Green Seal™ Environmental Standard for Industrial and Institutional Cleaners - GS-37.

d.         Recycling. The following items must be recycled according to local capabilities, guidelines and regulations: (i) Paper; (ii) Cardboard; (iii) Plastics; (iv) Aluminum Cans/Metals; and (v) Glass.

16.   Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.

17.  Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in these Building Rules, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under this Lease.

18.  These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

EXHIBIT “C”

PAYMENT RIDER

All Minimum Annual Rent, Annual Operating Expenses, Additional Taxes, and other sums, fees and charges payable under the Lease shall be paid by good check or wire transfer of immediately available federal funds, to WPT LAND 2 LP as follows:

If remitted by U.S. Mail:

Remitter address:

WPT Land 2 LP et al

PO Box 714856

Cincinnati, OH 45271-4856

Overnight address:

WPT Land 2 LP et al

Attn: Wholesale Lockbox # 714856

895 Central Ave, Suite 600

Cincinnati, OH 45202

If remitted by wire transfer:

Bank Name: [***]

Bank Address: [***]

Beneficiary: [***]

Account number: [***]

Routing number: [***]

Landlord may elect to institute a direct payment requirement upon notice given to Tenant in which event Tenant shall provide such information and complete such authorizations as Landlord may reasonably require for ACH transfers.

C-1

EXHIBIT “D”

PARKING AREA PLAN

SEE ATTACHED

D-1

EXHIBIT “E”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule 1 hereto, (the “Lease Documents”) including the “Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “Beneficiaries”) that as of the date hereof:

1.    The information set forth in attached Schedule 1 is true and correct.

2.    Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule l, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

3.     All conditions under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4.    Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

5.    Tenant has not paid any Rent due under the Lease more than thirty (30) days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

6.    To Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

7.    Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

8.    No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

9.    The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Beneficiaries will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

E-1

10.  This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Beneficiaries.

IN WITNESS WHEREOF, Tenant has executed this Certificate this ____ day of __________, 2____.

By:
Title:

E-2

SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.	Date of Lease:

B.	Parties:

1.	Landlord:

2.	Tenant:

C.	Premises:

D.	Modifications, Assignments, Supplements or Amendments to Lease:

E.	Commencement Date:

F.	Expiration of Current Term:

G.	Option Rights:

H.	Security Deposit Paid to Landlord: $

I.	Current Minimum Annual Rent: $

J.	Current Annual Operating Expenses: $

K.	Current Additional Taxes: $

L.	Current Total Rent: $

M.	Square Feet Demised:

SCHEDULE-1

EXHIBIT “F”

TENANT IMPROVEMENT PLANS AND SPECIFICATIONS

F-1

EXHIBIT “G”

HARARDOUS MATERIALS LIST

WILL BE PROVIDED BY TENANT BEFORE OCCUPANCY

G-1

EXHIBIT “H”

SIGN PLAN AND SPECIFICATIONS

NONE

H-1

FIRST AMENDMENT TO LEASE AGREEMENT

 THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made on this 17th day of June, 2019, by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”), and 23andMe, Inc., a Delaware corporation (“Tenant”).

BACKGROUND:

A.              Landlord and Tenant entered into a certain Lease Agreement dated March 1, 2019 (the “Original Lease”) covering that certain premises containing approximately 21,001 rentable square feet (the “Original Premises”), being Suite 100 located in the building (the “Building”) known as 4415 Cotton Center Boulevard, Building 5, Phoenix, Arizona 85040, as more fully described in the Lease B. Tenant has exercised its right of first refusal set forth in Section 30 of the Original Lease with respect to the Expansion Space (being 14,462 rentable square feet) and the parties desire to amend the Original Lease to include the Expansion Space as part of the Premises, subject to the provisions of this Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

1.               All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. The Original Lease as amended by this First Amendment is sometimes referred to herein as the “Lease.”

2.                Landlord and Tenant agree and confirm that the Commencement Date is March 8, 2019 and the Expiration Date is July 31, 2026.

3.                From and after August 1, 2019 (the “Expansion Date”), the Expansion Space shall be added to the Premises. Accordingly, from and after the Expansion Date the Premises shall consist of 35,463 rentable square feet and all references to the “Premises” in the Lease shall be to and mean 35,463 rentable square feet. The entire Premises shall be referred to as “Suite 100.” Exhibit A to the Original Lease is hereby replaced by the Exhibit A attached to this Amendment. Landlord and Tenant stipulate and agree to the rentable square footages set forth in this First Amendment and the Lease. Landlord and Tenant agree that “Common Area” shall not include any interior portions of the Building.

4.                To reflect the increased size of the Premises, from and after the Expansion Date, Tenant’s “Minimum Annual Rent” obligation shall be as follows:

Lease Period	Per RSF	Annual	Monthly
3/8/19 – 7/31/19*;**	$13.50	$283,514.00	$23,626.13
8/1/19 – 7/31/20***, ****	$13.50	$478,751.50	$39,895.88
8/1/20 – 7/31/21	$13.91	$493,290.00	$41,107.53
8/1/21 – 7/31/22	$14.32	$507,830.00	$42,319.18
8/1/22 – 7/31/23	$14.75	$523,079.00	$43,589.94
8/1/23 – 7/31/24	$15.19	$538,683.00	$44,890.25
8/1/24 – 7/31/25	$15.65	$554,996.00	$46,249.66
8/1/25 – 7/31/26	$16.12	$571,664.00	$47,638.63

*In accordance with the Original Lease, except as set forth in the next succeeding sentence, with respect to the Original Premises, Monthly Rent based on the Minimum Annual Rent but not Annual Operating Expense, payments (or the Management Fee which is a part of Operating Expenses and shall be calculated as if such monthly Minimum Annual Rent is being paid in full) or Additional Taxes (as defined below) payments, shall be abated (the “Abatement”) for the first three (3) full calendar months (being April, May and June, 2019) following the Commencement Date. Should this Lease be terminated during the initial Term by Landlord as a result of an uncured Event of Default (as defined below) by Tenant under this Lease, Landlord shall be entitled to recover from Tenant (in addition to all other rights and remedies available to Landlord) such Abatement. The first Lease month was March, 2019.

**Based only on the Original Premises.

***Includes the Original Premises and the Expansion Space.

**** With respect to the Expansion Space only, Monthly Rent based on the Minimum Annual Rent but not Annual Operating Expense, payments (or the Management Fee which is a part of Operating Expenses and shall be calculated as if such monthly Minimum Annual Rent is being paid in full) or Additional Taxes (as defined below) payments, shall be abated (the “Expansion Abatement”) in the aggregate amount of $48,809.25 for the first three (3) full calendar months (being August, September and October, 2019) following the Expansion Date. Should this Lease be terminated during the initial Term by Landlord as a result of an uncured Event of Default (as defined below) by Tenant under this Lease, Landlord shall be entitled to recover from Tenant (in addition to all other rights and remedies available to Landlord) such Expansion Abatement.

  5.               To reflect the increased size of the Premises, from and after the Expansion Date, estimated Annual Operating Expenses for 2019 shall increase to $163,129.80, payable in equal monthly installments of $13,594.15, subject to adjustment and reconciliation as provided in the Lease. Likewise, from and after the Expansion Date, Tenant’s Share shall be increased from 59.20% to 100%.

  6.               The Security Deposit shall be increased to One Hundred Sixty-Nine Thousand Dollars ($169,000.00). Tenant shall deposit with Landlord, on or before the Expansion Date, the increased amount of Sixty-Nine Thousand Dollars ($69,000.00).

  7.               From and after the Expansion Date, Tenant shall have the right to use a total of ninety-six (96) unreserved, uncovered parking spaces, and a total of twenty (20) reserved, canopy parking spaces (eight (8) in addition to the currently permitted twelve (12) reserved, canopy parking spaces) which additional covered parking spaces shall be considered “Covered Parking Spaces,” and Tenant shall pay the monthly charge provided in Section 3(b) of the Original Lease for each Covered Parking Space. The location of all one hundred sixteen (116) parking spaces are shown on the attached Exhibit AA, attached to an made a part of this First Amendment, which shall replace Exhibit D to the Original Lease.

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  8.               As provided in Section 11(a) and (b) of the Original Lease, from and after the Expansion Date, Tenant shall have the exclusive right to install or maintain any Building Mounted Sign. The last sentence of Section 11(b) is hereby deleted from the Lease.

  9.               Other than as set forth in this First Amendment, Tenant accepts the Expansion Space in its “as is” “where is” condition and Landlord shall have no obligations whatsoever to improve or pay for improvements to the Premises for Tenant’s use and occupancy, except only as provided in this Section 9. Tenant intends to make improvements to the Expansion Space (the “Tenant Expansion Improvements”), and pursuant to Section 9, shall be responsible for the cost thereof, and will have plans for such Tenant Expansion Improvements designed and approved by Landlord in accordance with Section 9(a) below, and constructed by Tenant in accordance with Section 9(b) below. Tenant confirms all Tenant Expansion Improvements are for the immediate use and benefit of Tenant only.

    (a)       Tenant’s improvement plans and specifications for such Tenant Expansion Improvements to the Expansion Space shall be prepared by a licensed architect selected by Tenant and subject to the approval by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The plans and specifications for the Tenant Expansion Improvements will be prepared in sufficient detail to permit Tenant to construct the Tenant Expansion Improvements, and shall include, as applicable, demising walls, a partition layout (dimensioned), door location and door schedule including hardware, reflected ceiling plan, telephone and electrical outlets with locations (dimensioned), special electrical, HVAC and/or plumbing work, mechanicals, special loading requirements, such as the location of file cabinets and special equipment, openings in the walls or floors, all necessary sections and details for special equipment and fixtures, and finishes including, without limitation, carpentry and millwork, floor coverings, wall coverings, color schedules, and any other special finishes. The plans for the Tenant Expansion Improvements shall be prepared in accordance, and shall comply in all respects, with all Laws for the issuance of a Building Permit from the City of Phoenix. Landlord shall not unreasonably withhold, condition or delay its approval of the plans and specifications for the Tenant Expansion Improvements. Within ten (10) days after receipt, Landlord shall provide to Tenant in writing either its approval of such plans and specifications of the Tenant Expansion Improvements submitted by Tenant, or any specific comments or objections that Landlord may have. If Landlord fails to respond within such ten (10) day period, Tenant’s plans and specifications shall be deemed approved or Tenant may deemed such delay a Landlord Delay as defined below. If Landlord timely provides to Tenant Landlord’s comments or objections to the plans and specifications of the Tenant Expansion Improvements, Tenant will revise such plans and specifications to address such comments or objections and re-submit the plans and specifications and Landlord will continue to approve or object to the same in the process set forth above until such plans and specifications of the Tenant Expansion Improvements are finally approved or deemed approved by Landlord. Upon approval or deemed approval by Landlord, the plans and specifications for the Tenant Expansion Improvements shall become final and shall not be materially changed without Landlord’s further approval, which shall not be unreasonably withheld, conditioned or delayed (as finally approved, the “Final Expansion Plans”, a copy of which shall be attached to and become a part of this First Amendment as Exhibit “AB”). Landlord’s review or approval of the Tenant Expansion Improvements plans does not constitute a code review and shall not be a representation or warranty of Landlord that the Tenant Expansion Improvements plans are fit for any use, comply with any Laws or satisfy all requirements of the City of Phoenix and the Cotton Center CCR’s and the Allred CC&Rs, and Tenant shall have no right to rely upon any such review or approval thereof by Landlord. Landlord shall have no liability to Tenant or any third party by reason of such review or approval, and Landlord’s review of the Tenant Expansion Improvements plans and monitoring of construction shall be solely for its own benefit.

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    (b)       Tenant shall complete the Tenant Expansion Improvements to the Expansion Space and integrate the same with the Original Premises in accordance with the Final Expansion Plans, all applicable Laws, and all applicable provisions of this First Amendment and the Original Lease including, but not limited to, provisions relating to Alterations, the provision of insurance, the delivery of Lien Waivers pursuant to Section 9(f) below, and the delivery of permits to Landlord pursuant to Section 9(c) below. The contractors selected by Tenant for bidding on the Tenant Expansion Improvements shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves the following contractor and subcontractors: DPR Construction, Commonwealth Electric, and Harris Mechanical. Tenant shall require all contractors and subcontractors to be adequately insured as reasonably required by Landlord, naming Landlord and the Landlord Additional Insureds, as additional insureds. The Tenant Expansion Improvements shall be the property of Tenant until the expiration or termination of this Lease, as the same may be extended as set forth herein at that time without payment by Landlord, the Tenant Expansion Improvements, including without limitation any laboratory fixtures and improvements, shall remain on the Premises and become the property of Landlord unless Landlord gives notice to Tenant, at the time of Landlord’s approval thereof, to remove all or any part thereof at the expiration or termination of this Lease, in which event Tenant will remove all or such designated parts, will repair any resulting damage and will restore the Expansion Premises to the condition existing prior to Tenant’s installation of the Tenant Expansion Improvements, all in accordance with Section 21(a) of the Original Lease.

(c)           All construction relating to the Tenant Expansion Improvements shall be done in a good and workmanlike manner and shall comply in all respects at the time of completion with all Laws of the City of Phoenix and all other governmental authorities having jurisdiction over the Premises. Tenant shall obtain all governmental approvals and permits related to the Tenant Expansion Improvements and promptly deliver copies of the same to Landlord prior to the start of any work relating to the Tenant Expansion Improvements. Promptly after the substantial completion of the Tenant Expansion Improvements, Tenant shall provide Landlord with the following documents with respect to the Premises and the Tenant Improvements, if required by the City of Phoenix or other applicable Laws: (i) a Certificate of Occupancy; (ii) a full set of final and un-appealable permits and approvals; (iii) “as-built” plans (hard copy and CAD); and, (iv) a statement of completion by a licensed architect confirming that the Tenant Expansion Improvements were completed in accordance with the Final Expansion Plans. Except to the extent caused by the active negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless the Landlord Additional Insureds and their respective Agents from and against any and all claims, actions, damages, proceedings, costs, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by any of the Landlord Additional Insureds or their respective Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of Tenant’s performance of the work to install the Tenant Expansion Improvements, whether in contract or tort, occasioned wholly or in part by any act or omission of Tenant or its contractors and workers. Tenant’s obligations pursuant to this Section 9(c) shall survive the expiration or termination of this Lease. In case any action or proceeding is brought against any of the Landlord Additional Insureds or their respective Agents by reason of any such claim, Tenant, upon notice from any of the Landlord Additional Insureds or their respective Agents, will, at Tenant’s sole cost and expense, resist and defend such action or proceeding with counsel acceptable to such Landlord Additional Insureds and their respective Agents.

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  (d)        Tenant shall, subject to Section 9(e) below, pay the costs, expenses and fees incurred for the construction of the Tenant Expansion Improvements, including without limitation (i) architectural, engineering and design costs, (ii) the cost charged to Tenant by the general contractor and all subcontractors for performing such construction, (iii) project management fees, (iv) construction permit fees, and (v) costs of built-in furniture, (vi) mechanical and structural engineering fees, and, up to Twenty Thousand Dollars ($20,000) for the costs of the FEE incorporated into the Expansion Space (together, the “Tenant Expansion Improvement Costs”).

   (e)       Landlord shall provide an allowance to Tenant not to exceed Two Hundred Eighty-Nine Thousand Two Hundred Forty Dollars and No Cents ($289,240.00) (based on Twenty Dollars ($20.00) per rentable square foot of the Expansion Space) (the “Tenant Expansion Improvement Allowance”) which shall be used by Tenant to pay for the Tenant Expansion Improvement Costs in accordance with Section 9(d) above. In no event shall Landlord be responsible for any of the Tenant Expansion Improvement Costs in excess of the Tenant Expansion Improvement Allowance. Accordingly, Tenant shall be responsible for all Tenant Expansion Improvement Costs in excess of the Tenant Expansion Improvement Allowance.

   (f)        Tenant shall promptly pay all Tenant Expansion Improvement Costs as they become due. Tenant may submit to Landlord no more than two (2) applications for payment reimbursement to be applied against the Tenant Expansion Improvement Allowance (each, a “Expansion Reimbursement Application”). Each Expansion Reimbursement Application shall include: (i) executed statutory unconditional Lien Waivers; (ii) sufficient evidence of payment from Tenant to Tenant’s contractor of all Tenant Expansion Improvement Costs included in the then current Expansion Reimbursement Application; and (iii) a certification completed by Tenant’s architect confirming the Tenant Expansion Improvements included in the then current Expansion Reimbursement Application were performed in accordance with the Tenant Expansion Improvement Plans (collectively, the “Partial Expansion Reimbursement Requirements”). When the Tenant Expansion Improvements are completed in their entirety, as a condition of the final Expansion Reimbursement Application, Tenant shall provide: (i) executed final Lien Waivers, confirming the payment in full of all Tenant Expansion Improvement Costs up to the limit of the Tenant Expansion Improvement Allowance and the release of liens against the Premises; (ii) sufficient evidence of payment from Tenant to Tenant’s contractor(s) of all Tenant Expansion Improvement Costs up to the limit of the Tenant Expansion Improvement Allowance; and (iii) a certification completed by Tenant’s architect confirming the Tenant Expansion Improvements are complete and were performed in accordance with the Tenant Expansion Improvement Plans (collectively, the “Final Expansion Reimbursement Requirements”). Landlord shall have thirty (30) days after the receipt of each complete Reimbursement Application to submit its reimbursement payment to Tenant. Landlord shall not be required to issue any reimbursement payment to Tenant if the Reimbursement Application does not include the Partial Expansion Reimbursement Requirements or the Final Expansion Reimbursement Requirements, as the case may be.

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    (g)       Tenant shall make a complete reimbursement submission for the Tenant Expansion Improvement Costs up to the amount of the Tenant Expansion Improvement Allowance no later than one (1) year after the Expansion Date. Landlord shall not be required to make payments on account of the Tenant Expansion Improvement Allowance for any Tenant Expansion Improvement Costs not submitted to Landlord by the foregoing date, and Tenant shall not have any claim to any portion of the Tenant Expansion Improvement Allowance not properly used by such date. In no event shall any portion of the Tenant Expansion Improvement Allowance be used to offset Tenant’s Rent obligations.

    (h)       Landlord and Tenant acknowledge that Tenant has not elected to avail itself of the Additional Allowance, and, accordingly, Tenant no longer has any right to the Additional Allowance under Section 29(i) of the Original Lease.

10.             The parties agree that they have dealt with no brokers in connection with this First Amendment, except for the Brokers identified in Section 1(1) of the Original Lease, whose commission with respect to this First Amendment shall be paid by Landlord pursuant to separate agreement. Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with this First Amendment from any other real estate brokers or agents with whom they may have dealt.

        11.             Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

12.             Tenant acknowledges and agrees that the Lease is in full force and effect and Tenant has no claims or offsets against Rent due or to become due hereunder. The Lease, as amended by this First Amendment, represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property.

13.            This First Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Both parties having participated fully and equally in the negotiation and preparation of this First Amendment, this First Amendment shall not be more strictly construed, nor any ambiguities in this First Amendment resolved, against either Landlord or Tenant.

14.             Each covenant, agreement, obligation, term, condition or other provision contained in this First Amendment shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this First Amendment unless otherwise expressly provided.

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15.              If any provisions of this First shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this First Amendment, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.

16.              This First Amendment shall be construed and enforced in accordance with the Laws of the State of Arizona (without the application of any conflict of laws principles). Any Arizona statutory provisions dealing with termination rights due to casualty, condemnation, delivery of possession or any other matter dealt with by this Lease are superseded by the terms of this Lease.

17.              Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this First Amendment, or make any claim that this First Amendment or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

18.              This First Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this First Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single First Amendment. Tenant expressly agrees that if the signature of Landlord and/or Tenant on this First Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, email, PDF,), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE

FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Amendment as of the day and year first above written.

Landlord:

WPT LAND 2 LP

		By:		WPT Land 2 GP LLC, its general partner

			By:	/s/ Anthony A. Nichols, Jr.
Anthony A. Nichols, Jr.
Date:	June 17, 2019			Senior Vice President

TENANT:

23andMe Inc.

		By:		/s/ Anne Wojcicki
Anne Wojcicki
Date:	June 17, 2019			CEO

		By:		/s/ Steve Schoch
Steve Schoch
Date:	June 17, 2019			CFO

Approved as to form
23andMe Legal Department

		By:		/s/ H. Sedwick / jmh

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ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”) is entered into as of June 25, 2020 by and between 23ANDME, INC., a Delaware corporation (“Assignor”) and CARIS MPI INC., a Texas corporation (“Assignee”) .

A.                 WPT LAND 2 LP, a Delaware limited partnership (“Landlord”), as landlord, and Assignor, as tenant, entered into that certain Lease Agreement dated March 1, 2019 (the “Original Lease”), as amended by First Amendment to Lease Agreement (“First Amendment”) dated June 17, 2019 (collectively, the “Lease”), for the lease of the premises commonly known as Suite 100 of the located at 4415 Cotton Center Boulevard, Phoenix, Maricopa County, Arizona (as more particularly described in the Lease, the “Premises”).

B.                  Subject to all of the terms and conditions of this Agreement, (i) Assignor desires to assign to Assignee all of Assignor’s rights and obligations under the Lease, as amended herein, and (ii) Assignee desires to assume from Assignor, all of Assignor’s rights and remaining obligations under the Lease as of the Effective Date (as defined below) and any obligations arising from and after the Effective Date.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                   Assignment and Assumption. Subject to Section 7 below, effective as the date that the Consent (as defined in Section 7) is fully executed and delivered by Landlord, Assignor and Assignee (the “Effective Date”) , Assignor does hereby transfer, assign, convey, set over, and deliver unto Assignee all of Assignor’s right, title, and interest in, to, and under the Lease. Assignee does hereby assume and agree to perform all of Assignor’s duties, liabilities, and obligations in, to, and under the Lease as of, from and after the Effective Date. Accordingly, Assignee shall pay and perform directly to Landlord, for Landlord’s benefit, all monetary and non-monetary obligations accruing under the Lease on and after the Effective Date.

2.                   Premises “As-Is”; FF&E. Assignee shall accept the Premises in its existing “AS-IS” condition as of the Effective Date and expressly acknowledges that Assignor shall not be obligated to provide or pay for any improvements (other than any improvements that were performed by Assignor prior to the Effective Date for which Assignor has no further obligation to pay for or perform as of the Effective Date) . Notwithstanding anything to the contrary in the Lease, Assignee acknowledges that neither Assignor nor Landlord have any responsibility for work which may be required to prepare or remodel the Premises for Assignee’s use, and that Assignor has not made any representations of any kind, either express or implied, in connection with improvements or physical conditions on, or otherwise bearing on, the use or condition of the Premises and Assignee shall rely solely on Assignee’s own inspection and examination of such items and not on any representations of Assignor, of any kind, either express or implied. Subject to Section 7 below, Assignor shall deliver possession of the Premises to Assignee with the construction items listed on Exhibit A-1 attached hereto and the lab items listed on Exhibit A-2 attached hereto which shall become the property of Assignee as of the Effective Date (collectively, the “FF&E”) . As additional consideration for Assignee entering into this Agreement, on or prior to the Effective Date, Assignor shall execute a Quitclaim Bill of Sale (the “Quitclaim”) , in the form attached hereto as Exhibit B, to Assignee for consideration of $1.00 from Assignee for the FF&E and shall deliver the Quitclaim to Assignee concurrent with the mutual execution and delivery of the Consent. Assignor makes no representation or warranty as to the FF&E, and hereby expressly DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY, CONDITION, USABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Assignee shall be solely responsible for and shall pay any sales, use or transfer taxes or similar taxes payable with respect to any applicable governmental authority to the transfer of the FF&E to Assignee and Assignee hereby agrees to indemnify, defend, protect and hold Assignor harmless from and against any and all claims, losses and damages, including without limitation, reasonable attorneys’ fees and disbursements, which may at any time be asserted against or suffered by Assignor by reason of Assignee’s failure to pay any applicable taxes.

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3.                   Security Deposit. As of the date hereof, Landlord holds a security deposit of $169,000 (the “Security Deposit”) with respect to the Lease. The parties acknowledge that such Security Deposit will continue to be held by Landlord following the Effective Date and all rights of Assignor to the Security Deposit shall be assigned to Assignee as of the Effective Date, subject to Assignee’s payment obligation set forth below. Concurrent with Assignee’s execution and delivery of this Agreement to Assignor and as a condition to the effectiveness of this Agreement, Assignee shall reimburse Assignor for the amount of such Security Deposit by paying to Assignor an amount equal to $169,000 by wire transfer of immediately available funds to wire transfer coordinates to be provided by Assignor.

4.                   Reconciliations. Within five (5) business days following Assignee’s receipt of any reconciliation statements of Operating Expenses provided by Landlord to Assignee in accordance with Section 6 of the Original Lease for calendar years 2019 (to the extent Assignor has not received the same as of the Effective Date) and 2020 (collectively, the “Reconciliation Statements”), Assignee shall tender a copy of the same to Assignor. If the amount of the Operating Expenses paid by Assignor prior to the Effective Date exceeds Assignor’s actual share of such items as indicated in the Reconciliation Statements, then Assignee shall reimburse Assignor for such excess within thirty (30) days of Assignor’s receipt of any refund or credit from Landlord with respect to such overpayment.

5.                   Tenant Improvement Work. Assignee hereby expressly acknowledges and agrees that as of the Effective Date, Assignee shall assume all of Assignor’s obligations and liabilities with respect to the performance of and payment for the Tenant Improvements (with reasonable modifications to the existing plans approved by Landlord) and the Tenant Expansion Improvements and all other work performed with respect to the Premises (collectively, the “Tenant Improvement Work”), including without limitation, the completion of all such Tenant Improvement Work currently under construction at the Building in accordance with the terms of the Lease. Assignee hereby acknowledges and agrees that (a) Assignor shall terminate the existing construction contract with Assignor’s general contractor for the Tenant Improvement Work, DPR Construction (“DPR”), (b) from and after the Effective Date, Assignee shall promptly enter into a new construction contract with a contractor selected by Assignee and approved by Landlord for the performance of the Tenant Improvement Work and (c) Assignee shall be solely responsible for the completion of the Tenant Improvement Work and shall comply with all the terms and conditions of the Lease related to the performance of the Tenant Improvement Work. Assignee further acknowledges and agrees that as of the Effective Date, Assignor has no obligations to perform any of the Tenant Improvement Work, including without limitation, any work to be performed under the permits described on Exhibit C attached hereto issued with respect to the Tenant Improvement Work (collectively, the “Existing Permits”), or to close out any of the Existing Permits. In addition, Assignee shall be solely responsible for obtaining, at its sole cost and expense, any other permits and other governmental approvals required with respect to the Tenant Improvement Work. Assignee hereby assumes and agrees to perform all of Assignor’s obligations with respect to the Existing Permits and to perform all requirements for the close-out of the Existing Permits and any such other permits obtaining in connection with the Tenant Improvement Work. Assignor hereby represents and warrants that Assignor has paid all amounts payable by Assignor as of the date hereof with respect to the Tenant Improvement Work. Assignee hereby acknowledges and agrees that as of the date hereof, Landlord has paid to Assignor all of the Tenant Improvement Allowance payable pursuant to the Original Lease and that no portion of the Tenant Improvement Allowance shall be paid to Assignor nor assigned or payable to Assignee hereunder or pursuant to the Lease. In addition, Assignee hereby acknowledges and agrees that as of the date hereof, Landlord has paid to Assignor $11,590.00 of the Tenant Expansion Improvement Allowance payable to Tenant pursuant to the First Amendment and accordingly, the balance of the Tenant Expansion Improvement Allowance is $277,650.00.

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6.                   Indemnity. Assignee shall indemnify, defend, and hold harmless Assignor from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including, without limitation, reasonable attorneys’ fees) which may be imposed upon, incurred by, or asserted against Assignor, arising out of or relating to the Lease and/or the Consent from and after the Effective Date, including without limitation, the construction and completion of the Tenant Improvement Work, any breach of Assignee’s obligations pursuant to Section 5 above and any liability of Assignor for the Surviving Rent Obligation (as defined in the Consent) or any breach of this Agreement or the Consent by Assignee. Assignee’s indemnity obligations hereunder shall survive the expiration or earlier termination of the Lease.

7.                   Landlord’s Consent. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement and the obligations of the parties hereunder are expressly conditioned upon Assignor obtaining prior written consent to this Agreement by Landlord, in form and content acceptable to Assignor and Assignee (the “Consent”). Assignee shall promptly deliver to Assignor any documents and information as may be requested by Landlord regarding Assignee’s business or financial condition with respect to providing such Consent. In the event that, for any reason, the Consent of Landlord to this Agreement is not obtained within thirty (30) days after execution of this Agreement by Assignor and Assignee, then either party may terminate this Agreement by giving the other party written notice thereof, in which event this this Agreement shall terminate and neither party shall have any obligation hereunder. Upon such termination, Assignor shall return to Assignee the Security Deposit paid by Assignee to Assignor pursuant to Section 3. Notwithstanding anything to the contrary set forth in the Consent, solely as between Assignor and Assignee, in the event of a conflict between this Agreement and the Consent, the terms of this Agreement shall control.

8.                   Notices. Any and all notices, approvals or demands required or permitted under this Agreement shall be in writing, shall be served either personally, by United States certified mail, postage prepaid, return receipt requested or by reputable overnight carrier and, shall be deemed to have been given or made on the day on which it was received and shall be addressed to the parties at the addresses set forth below. If a party refuses or fails to accept delivery of a notice, such notice shall be given upon attempted delivery thereof. Any party may, from time to time, by like notice, give notice of any change of address, and in such event, the address of such party shall be deemed to have been changed accordingly.

If to Assignor: If to Assignee:

23andme, Inc.

223 N. Mathilda Avenue

Sunnyvale, CA 94086

Attn: Chief Legal and Regulatory Officer

Email: ###

Caris MPI, Inc.

750 West John Carpenter Freeway, Suite 800

Irving, TX 75039

Attention: Caris Legal Department

Email: ###

9.                   Assignee Covenants. Assignee hereby covenants and agrees that until such time as Assignor is fully released from any and all liability under the Lease pursuant to the terms of the Consent, Assignee shall (a) immediately provide Assignor with a copy of any notices of default or breach under the Lease, or any notices relating to the Surviving Obligation (as defined in the Consent) received from Landlord or any other party, (b) immediately reimburse Assignor upon demand for any amounts paid by Assignor for the Surviving Rent Obligation, together with a five percent (5%) administrative charge and interest thereon (at the rate of interest payable under the Lease for any unpaid rent) until such amount is paid in full to Assignor, (c) promptly notify Assignor in writing of any default or breach under the Lease or any event which may, with notice or the passage of time or both, may constitute a default or breach under the Lease of which Assignee has knowledge, (d) not amend or modify the Lease in any manner which may increase Assignor’s liabilities or obligations under the Lease or the Consent, (e) fully and timely perform all of Assignee’s obligations under the Lease, as amended from time to time, and (f) until the Tenant Release Date (as defined in the Consent), not assign or otherwise Transfer any of Assignee’s rights or obligations under the Lease, the Consent or this Agreement. Assignee’s obligations hereunder shall survive the expiration or earlier termination of the Lease.

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10.                 Successors and Assigns. This Agreement is binding on and inures to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding any assignment, subletting or other transfer by Assignee of the Lease or the Premises or any portion thereof or consent thereto by Landlord, Assignee shall remain fully liable under this Agreement and shall not be released from performing any of the terms, covenants and conditions of this Agreement for so long as Assignor remains liable under the Lease pursuant to the terms of the Consent.

11.                 Counterparts. Assignor and Assignee may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by electronic means (e.g., scanned PDF by e-mail) is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. THE PARTIES HERETO CONSENT AND AGREE THAT THIS AGREEMENT MAY BE SIGNED AND/OR TRANSMITTED BY USING ELECTRONIC SIGNATURE TECHNOLOGY (E.G., VIA DOCUSIGN OR SIMILAR ELECTRONIC SIGNATURE TECHNOLOGY), AND THAT SUCH SIGNED ELECTRONIC RECORD SHALL BE VALID AND AS EFFECTIVE TO BIND THE PARTY SO SIGNING AS A PAPER COPY BEARING SUCH PARTY’S HAND-WRITTEN SIGNATURE. THE PARTIES FURTHER CONSENT AND AGREE THAT (1) TO THE EXTENT A PARTY SIGNS THIS AGREEMENT USING ELECTRONIC SIGNATURE TECHNOLOGY, BY CLICKING “SIGN”, SUCH PARTY IS SIGNING THIS AGREEMENT ELECTRONICALLY, AND (2) THE ELECTRONIC SIGNATURES APPEARING ON THIS AGREEMENT SHALL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AND ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.

12.                Authority and Consent. Each of Assignor and Assignee represents to the other that this Agreement has been duly authorized, executed, and delivered by and on behalf of such party and constitutes the valid, binding, and enforceable agreement of such party in accordance with the terms of this Agreement.

13.                 No Construction Against Drafting Party. Each of Assignor and Assignee acknowledges that such party and their respective counsel have had an opportunity to review this Agreement and that this Agreement will not be construed for or against either party merely because such party prepared or drafted this Agreement or any particular provision thereof.

14.                 Choice of Law. The laws of the state, commonwealth, or jurisdiction where the Premises are located (without giving effect to its conflict of laws principles) govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including its interpretation, construction, performance, and enforcement.

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15.                 Attorneys’ Fees. In the event any proceeding to enforce any provision of this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to receive from the other party all reasonable attorneys’ fees and costs incurred in connection with such proceeding and any appeal therefrom.

16.                 Entire Agreement. This Agreement and the attached exhibits, which are hereby incorporated into and made a part of this Agreement, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first written above.

ASSIGNOR:

23ANDME, INC., a Delaware corporation

By:	/s/ Steve Schoch

Print Name:	Steve Schoch

Title:	CFO

ASSIGNEE:

CARIS MPI, INC., a Texas corporation

By:	/s/ David D. Halbert

Print Name:	David D. Halbert

Title:	CEO

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EXHIBIT A-1

LIST OF CONSTRUCTION ITEMS

Exhibit A-1-1

EXHIBIT A-2

LIST OF LAB ITEMS

(see attached)

Exhibit A-2-1

EXHIBIT B

FORM OF QUITCLAIM BILL OF SALE

QUITCLAIM BILL OF SALE

23ANDME, INC., Delaware corporation (“Seller”) having its principal place of business at 223 N. Mathilda Avenue, Sunnyvale, California, in consideration of $1.00 and other valuable consideration, receipt and sufficiency whereof is hereby acknowledged, does hereby quitclaim and convey to CARIS MPI, INC., a Texas corporation (“Buyer”), the personal property described on Schedule 1 attached hereto (collectively, the “FF&E”) located at the premises having the address of 4415 Cotton Center Boulevard, Phoenix, Arizona.

All warranties of quality, condition, fitness of use, and merchantability are hereby excluded and Buyer accepts the FF&E in its “as is” / “where is” condition.

IN WITNESS WHEREOF, Seller has caused this quitclaim bill of sale as of June 25, 2020.

SELLER:

23ANDME, INC., a Delaware coporation

By:	/s/ Steve Schoch, CFO
Name:	Steve Schoch, CFO
Date:	06/26/20

Exhibit B-1

SCHEDULE 1 TO QUITCLAIM BILL OF SALE

List of FF&E

Exhibit B-2

EXHIBIT C

LIST OF EXISTING PERMITS

Exhibit C-1